                                                                    Exhibit 10.1

================================================================================

                                CREDIT AGREEMENT

                          dated as of January 25, 2001,

                                      among

                     COLLINS & AIKMAN FLOORCOVERINGS, INC.,

                               CAF HOLDINGS, INC.,

                            THE LENDERS NAMED HEREIN

                                       and

                           CREDIT SUISSE FIRST BOSTON,

                 as Administrative Agent and as Collateral Agent

                               ------------------

                                  BNP PARIBAS,

                              as Syndication Agent

                           FLEET CAPITAL CORPORATION,

                             as Documentation Agent

================================================================================

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                                             TABLE OF CONTENTS

                                                 ARTICLE I  DEFINITIONS
SECTION 1.01. DEFINED TERMS..............................................................................1
SECTION 1.02. TERMS GENERALLY...........................................................................24
SECTION 1.03. CLASSIFICATION OF LOANS AND BORROWINGS....................................................25
SECTION 1.04. PRO FORMA CALCULATIONS....................................................................25

                                                ARTICLE II  THE CREDITS


SECTION 2.01. COMMITMENTS...............................................................................25
SECTION 2.02. LOANS.....................................................................................25
SECTION 2.03. BORROWING PROCEDURE.......................................................................27
SECTION 2.04. EVIDENCE OF DEBT; REPAYMENT OF LOANS......................................................27
SECTION 2.05. FEES......................................................................................28
SECTION 2.06. INTEREST ON LOANS.........................................................................29
SECTION 2.07. DEFAULT INTEREST..........................................................................29
SECTION 2.08. ALTERNATE RATE OF INTEREST................................................................29
SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS..................................................30
SECTION 2.10. CONVERSION AND CONTINUATION OF BORROWINGS.................................................30
SECTION 2.11. REPAYMENT OF TERM BORROWINGS..............................................................32
SECTION 2.12. PREPAYMENT................................................................................33
SECTION 2.13. MANDATORY PREPAYMENTS.....................................................................34
SECTION 2.14. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.............................................36
SECTION 2.15. CHANGE IN LEGALITY........................................................................37
SECTION 2.16. INDEMNITY.................................................................................38
SECTION 2.17. PRO RATA TREATMENT........................................................................38
SECTION 2.18. SHARING OF SETOFFS........................................................................39
SECTION 2.19. PAYMENTS..................................................................................39
SECTION 2.20. TAXES.....................................................................................39
SECTION 2.21. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES;
              DUTY TO MITIGATE..........................................................................41
SECTION 2.22. LETTERS OF CREDIT. (a) GENERAL............................................................42

                                                ARTICLE III REPRESENTATIONS AND WARRANTIES

SECTION 3.01. ORGANIZATION; POWERS......................................................................45
SECTION 3.02. AUTHORIZATION............................................................................46
SECTION 3.03. ENFORCEABILITY............................................................................46
SECTION 3.04. GOVERNMENTAL APPROVALS....................................................................46
SECTION 3.05. FINANCIAL STATEMENTS......................................................................46
SECTION 3.06. NO MATERIAL ADVERSE CHANGE................................................................47
SECTION 3.07. TITLE TO PROPERTIES; POSSESSION UNDER LEASES..............................................47
SECTION 3.08. SUBSIDIARIES..............................................................................47
SECTION 3.09. LITIGATION; COMPLIANCE WITH LAWS..........................................................48
SECTION 3.10. AGREEMENTS................................................................................48

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
SECTION 3.11. FEDERAL RESERVE REGULATIONS...............................................................48
SECTION 3.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT................................48
SECTION 3.13. USE OF PROCEEDS...........................................................................48
SECTION 3.14. TAX RETURNS...............................................................................48
SECTION 3.15. NO MATERIAL MISSTATEMENTS.................................................................48
SECTION 3.16. EMPLOYEE BENEFIT PLANS....................................................................49
SECTION 3.17. ENVIRONMENTAL MATTERS.....................................................................49
SECTION 3.18. INSURANCE.................................................................................49
SECTION 3.19. SECURITY DOCUMENTS........................................................................50
SECTION 3.20. LOCATION OF REAL PROPERTY.................................................................50
SECTION 3.21. LABOR MATTERS.............................................................................50
SECTION 3.22. SOLVENCY..................................................................................51
SECTION 3.23. SENIOR INDEBTEDNESS.......................................................................51

                                                ARTICLE IV CONDITIONS OF LENDING

SECTION 4.01. ALL CREDIT EVENTS.........................................................................51
SECTION 4.02. FIRST CREDIT EVENT........................................................................52

                                                ARTICLE V AFFIRMATIVE COVENANTS

SECTION 5.01. EXISTENCE; BUSINESSES AND PROPERTIES......................................................55
SECTION 5.02. INSURANCE.................................................................................56
SECTION 5.03. OBLIGATIONS AND TAXES.....................................................................57
SECTION 5.04. FINANCIAL STATEMENTS, REPORTS, ETC........................................................57
SECTION 5.05. LITIGATION AND OTHER NOTICES..............................................................59
SECTION 5.06. INFORMATION REGARDING COLLATERAL..........................................................59
SECTION 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS.................................59
SECTION 5.08. USE OF PROCEEDS...........................................................................60
SECTION 5.09. FURTHER ASSURANCES........................................................................60
SECTION 5.10. INTEREST RATE PROTECTION..................................................................60

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                                                ARTICLE VI  NEGATIVE COVENANTS

SECTION 6.01. INDEBTEDNESS..............................................................................61
SECTION 6.02. LIENS.....................................................................................62
SECTION 6.03. SALE AND LEASE-BACK TRANSACTIONS..........................................................64
SECTION 6.04. INVESTMENTS, LOANS AND ADVANCES...........................................................65
SECTION 6.05. MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS.................................67
SECTION 6.06. RESTRICTED PAYMENTS; RESTRICTIVE AGREEMENTS...............................................67
SECTION 6.07. TRANSACTIONS WITH AFFILIATES..............................................................68
SECTION 6.08. BUSINESS OF HOLDINGS, BORROWER AND SUBSIDIARIES...........................................69
SECTION 6.09. OTHER INDEBTEDNESS AND AGREEMENTS.........................................................69
SECTION 6.10. CAPITAL EXPENDITURES......................................................................70
SECTION 6.11. INTEREST COVERAGE RATIO...................................................................70
SECTION 6.12. FIXED CHARGE COVERAGE RATIO...............................................................71
SECTION 6.13. MAXIMUM LEVERAGE RATIO....................................................................71
SECTION 6.14. FISCAL YEAR...............................................................................71

                                                ARTICLE VII  EVENTS OF DEFAULT

                                                ARTICLE VIII  THE ADMINISTRATIVE AGENT AND

    THE COLLATERAL AGENT

                                                ARTICLE IX  MISCELLANEOUS

SECTION 9.01. NOTICES...................................................................................76
SECTION 9.02. SURVIVAL OF AGREEMENT.....................................................................76
SECTION 9.03. BINDING EFFECT............................................................................77
SECTION 9.04. SUCCESSORS AND ASSIGNS....................................................................77
SECTION 9.05. EXPENSES; INDEMNITY.......................................................................80
SECTION 9.06. RIGHT OF SETOFF...........................................................................82
SECTION 9.07. APPLICABLE LAW............................................................................82
SECTION 9.08. WAIVERS; AMENDMENT........................................................................82
SECTION 9.09. INTEREST RATE LIMITATION..................................................................83
SECTION 9.10. ENTIRE AGREEMENT..........................................................................84
SECTION 9.11. WAIVER OF JURY TRIAL.....................................................................84
SECTION 9.12. SEVERABILITY..............................................................................84
SECTION 9.13. COUNTERPARTS..............................................................................84
SECTION 9.14. HEADINGS..................................................................................84
SECTION 9.15. JURISDICTION; CONSENT TO SERVICE OF PROCESS...............................................85
SECTION 9.16. CONFIDENTIALITY...........................................................................85

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
SCHEDULES:
---------

Schedule 1.01(a)    Subsidiary Guarantors
Schedule 1.01(b)    Mortgaged Properties
Schedule 1.01(c)    Continuing Shareholders and Management Investors
Schedule 1.01(d)    Refinanced Debt
Schedule 2.01       Lenders and Commitments
Schedule 3.08       Subsidiaries
Schedule 3.09       Litigation
Schedule 3.14       Tax Matters
Schedule 3.17       Environmental Matters
Schedule 3.18       Insurance
Schedule 3.19(d)    Mortgage Filing Offices
Schedule 3.20       Real Property Owned In Fee
Schedule 4.02(a)    Other Local Counsel
Schedule 6.01       Outstanding Indebtedness on Closing Date
Schedule 6.02       Liens Existing on Closing Date
Schedule 6.04       Existing Investments

EXHIBITS:
--------

EXHIBIT A           Form of Administrative Questionnaire
EXHIBIT B           Form of Assignment and Acceptance
EXHIBIT C           Form of Borrowing Request
EXHIBIT D-1         Form of Mortgage
EXHIBIT D-2         Form of Deed of Trust
EXHIBIT E           Form of Parent Guarantee Agreement
EXHIBIT F           Form of Pledge Agreement
EXHIBIT G           Form of Security Agreement
EXHIBIT H           Form of Subsidiary Guarantee Agreement
EXHIBIT I-1         Form of Opinion of Kirkland & Ellis, Counsel to Holdings and the Borrower
EXHIBIT I-2         Form of Local Counsel Opinion
EXHIBIT J           Form of Subordination Provisions

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                                            CREDIT AGREEMENT dated as of January
                                    25, 2001, among COLLINS & AIKMAN
                                    FLOORCOVERINGS, INC., a Delaware corporation
                                    (the "BORROWER"), CAF HOLDINGS, INC., a
                                    Virginia corporation ("HOLDINGS"), the
                                    Lenders (as defined in Article I), and
                                    CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders.

      The Borrower has requested the Lenders to extend credit in the form of
(a) Tranche A Term Loans (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I) on the Closing Date, in an aggregate principal amount of $50,000,000,
(b) Tranche B Term Loans on the Closing Date, in an aggregate principal amount of $156,000,000, and (c) Revolving Loans at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $50,000,000. The Borrower has requested the Issuing Bank to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $15,000,000. The proceeds of the Term Loans, together with the proceeds from the Sponsor Equity Contribution, are to be used solely (a) to pay the cash consideration to be paid in connection with the Recapitalization, (b) to pay the principal of, and to pay all interest and other amounts payable in respect of, the outstanding loans and commitments under the Existing Credit Agreement, (c) to pay the principal of, and premium and interest on, the Subordinated Notes tendered pursuant to the Debt Tender Offer, (d) to refinance the other Refinanced Debt of Holdings and its subsidiaries and (e) to pay fees and expenses in connection with the Transactions. The proceeds of the Revolving Loans are to be used solely for general corporate or working capital purposes, including to finance Permitted Acquisitions. The Letters of Credit will be used solely for general corporate purposes.

      The Lenders are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

      "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

      "ACQUIRED ENTITY" shall have the meaning assigned to such term in
Section 6.04(g).

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                                                                               2

      "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

      "ADMINISTRATIVE AGENT FEES" shall have the meaning assigned to such term in Section 2.05(b).

      "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

      "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; PROVIDED, HOWEVER, that, for purposes of Section 6.07, the term "Affiliate" shall also include any person that directly or indirectly owns 10% or more of any class of Equity Interests of the person specified or that is an officer or director of the person specified.

      "AGGREGATE REVOLVING CREDIT EXPOSURE" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

      "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "APPLICABLE PERCENTAGE" shall mean, for any day, (a) with respect to any Eurodollar Tranche B Term Loan, 3.50%, (b) with respect to any ABR Tranche B Term Loan, 2.50%, and (c) for any day, with respect to any Eurodollar Tranche A Term Loan, Eurodollar Revolving Loan, ABR Tranche A Term Loan or ABR Revolving Loan, or with respect to the Commitment Fees, as the case may be, the applicable percentage set forth below under the caption "Eurodollar Spread--Tranche A Term Loans and Revolving Loans", "ABR Spread--Tranche A Term Loans and Revolving Loans" or "Commitment Fee Percentage", as the case may be, based upon the Leverage Ratio as of the relevant date of determination:

=================================================================================================
                                  EURODOLLAR               ABR SPREAD--
                                SPREAD--TRANCHE          TRANCHE A TERM        COMMITMENT
   LEVERAGE RATIO               A TERM LOANS AND            LOANS AND              FEE
                                REVOLVING LOANS          REVOLVING LOANS        PERCENTAGE
-------------------------------------------------------------------------------------------------
CATEGORY 1                           3.25%                    2.25%              0.500%

Greater than 3.00
-------------------------------------------------------------------------------------------------

CATEGORY 2                           3.00%                    2.00%              0.500%

Greater than 2.50 to

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                                                                               3

=================================================================================================
                                  EURODOLLAR               ABR SPREAD--
                                SPREAD--TRANCHE          TRANCHE A TERM        COMMITMENT
   LEVERAGE RATIO               A TERM LOANS AND            LOANS AND              FEE
                                REVOLVING LOANS          REVOLVING LOANS        PERCENTAGE
-------------------------------------------------------------------------------------------------
1.00 but less than or
equal to 3.00 to 1.00
-------------------------------------------------------------------------------------------------

CATEGORY 3                           2.75%                    1.75%              0.500%

Greater than 2.00 to 1.00
but less than or equal to
2.50 to 1.00
-------------------------------------------------------------------------------------------------

CATEGORY 4                           2.50%                    1.50%              0.375%

Less than or equal to 2.00
to 1.00
=================================================================================================

      Each change in the Applicable Percentage resulting from a change in the Leverage Ratio shall be effective with respect to all applicable Loans, Commitments and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(d), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, until the Borrower shall have delivered the financial statements and certificates required by Section 5.04(b) and Section 5.04(d), respectively, for the period ended on or about July 28, 2001, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage. In addition, (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(d), respectively, and such failure shall continue unremedied for a period of three Business Days, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage.

      "ASSET SALE" shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower or any of the Subsidiaries to any person other than the Borrower or any Subsidiary Guarantor of (a) any Equity Interests of any of the Subsidiaries (other than directors' qualifying shares) or (b) any other assets of the Borrower or any of the Subsidiaries (other than (i) inventory, damaged, obsolete or worn out assets, scrap, Permitted Investments and other assets sold or disposed of in the ordinary course of business, (ii) dispositions between or among Foreign Subsidiaries or (iii) Permitted Dispositions); PROVIDED that any asset sale or series of related asset sales described in clause (b) above having a value (valued at the fair market value thereof in the case of noncash proceeds) not in excess of $250,000 (or, in the case of any asset sale or series of related asset sales to a Subsidiary, $500,000) shall be deemed not to be an "Asset Sale" for purposes of this Agreement.

      "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent (with the consent of any party

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                                                                               4

whose consent is required by Section 9.04), in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

      "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

      "BORROWER'S SHARE OF EXCESS CASH FLOW" shall mean, as of the Closing Date, $0, which amount shall be (a) increased, on the date of delivery in any fiscal year of the certificate of a Financial Officer required by Section 5.04(d)(i) setting forth the calculation of Excess Cash Flow for the preceding fiscal year (each such date being an "ECF PREPAYMENT DATE"), so long as any prepayment required pursuant to Section 2.13(d) has been made, by an amount equal to the amount of such Excess Cash Flow which is not required to be used to prepay the Term Loans and (b) reduced (i) on each ECF Prepayment Date where Excess Cash Flow for the immediately preceding fiscal year is a negative number, by such amount, and (ii) at the time any Permitted Acquisition is financed pursuant to
Section 6.04(g) with an amount attributable to the Borrower's Share of Excess Cash Flow, by the portion thereof, it being understood that the Borrower's Share of Excess Cash Flow may be reduced to an amount below $0 after giving effect to the reductions enumerated in clause (b)(i) above.

      "BORROWING" shall mean Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, PROVIDED that ABR Loans incurred pursuant to Section 2.15 shall be considered part of any related Borrowing of Eurodollar Loans.

      "BORROWING REQUEST" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

      "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

      "CAPITAL EXPENDITURES" shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) without duplication, Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period, but excluding in each case any such expenditure (i) made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with, or subsequently reimbursed out of, insurance proceeds, indemnity payments, condemnation awards (or payments in lieu of) or damage recovery proceeds relating to any such damage, loss, destruction or condemnation, (ii) constituting reinvestment of proceeds from one or more Asset Sales, (iii) made by the Borrower or any Subsidiary to acquire in a Permitted Acquisition or an investment permitted under Section 6.04 the business, property or assets of any person, or the stock or other evidence of beneficial ownership of any person that, as a result of such acquisition, becomes a Subsidiary,
(iv) made by the Borrower or any Subsidiary as tenant in

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                                                                               5

leasehold improvements, to the extent reimbursed by the landlord, and (v) made with the Net Cash Proceeds of a Private Equity Issuance.

      "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations at any time shall be the capitalized amount thereof at such time as determined in accordance with GAAP.

      "CHANGE IN CONTROL" shall mean any of the following events:

            (a) prior to the initial Public Equity Offering by Holdings of its common stock, (i) the Sponsors shall fail to own and have the right to vote (to the extent voting) shares representing at least 80% of the aggregate Equity Interests of Holdings held by the Sponsors on the Closing Date, (ii) any "person" or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Closing Date) becomes, directly or indirectly, the beneficial owner of Equity Interests of Holdings representing a greater percentage of the ordinary voting power of the Equity Interests then held by the Sponsors or (iii) the Sponsors shall cease to have the right to elect a majority of the members of the board of directors of Holdings;

            (b) after the initial Public Equity Offering of Holdings, (i) the Sponsors shall fail to own and have the right to vote shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings and (ii) any "person" or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Closing Date) other than the Permitted Investors becomes, directly or indirectly, the beneficial owner of more than 30% of shares representing the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings;

            (c) at any time, (i) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings or the Borrower by persons who were neither (x) nominated by the board of directors of Holdings or the Borrower, as the case may be, nor (y) appointed by directors so nominated nor (z) nominated by any of the Sponsors or
      (ii) the occurrence of any change in control or similar event (however denominated) with respect to Holdings or the Borrower under and as defined in any indenture or agreement in respect of Material Indebtedness to which Holdings, the Borrower or a Subsidiary is a party; or

            (d) Holdings shall cease to directly own 100% of the issued and outstanding Equity Interests of the Borrower.

      "CHANGE IN LAW" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive

(whether or not having the force of law but with which such person customarily complies) of any Governmental Authority made or issued after the date of this Agreement.

      "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche A Term Loans or Tranche B Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Tranche A Commitment or Tranche B Commitment.

      "CLOSING DATE" shall mean January 25, 2001.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "COLLATERAL" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

      "COMMITMENT" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment and Term Loan Commitments.

      "COMMITMENT  FEE" shall have the meaning  assigned to such term in
Section 2.05(a).

      "CONFIDENTIAL INFORMATION MEMORANDUM" shall mean the Confidential Information Memorandum of the Borrower dated January 2001.

      "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period (including franchise and foreign withholding taxes and any state single business unitary or similar tax), (iii) all amounts attributable to depreciation and amortization for such period, (iv) any noncash charges or expenses (other than the write-down of current assets) for such period, (v) fees and expenses incurred in connection with the Transactions, (vi) fees and expenses incurred in connection with any proposed or actual issuance of any Indebtedness or equity, or any proposed or actual acquisitions, investments, asset sales or divestitures permitted hereunder, in an aggregate amount with respect to any transaction or series of related transactions not to exceed $2,000,000, (vii) any extraordinary losses, (viii) expenses incurred to the extent reimbursed by third parties pursuant to indemnification provisions in the Recapitalization Documents or any Permitted Acquisition document, (ix) expenses incurred in connection with the Oakley/Interface litigation in an amount not to exceed $1,000,000 in any 12-month period or $3,000,000 in the aggregate and minus (b) without duplication
(i) all cash payments made during such period on account of reserves, restructuring charges and other noncash charges or expenses added to Consolidated Net Income pursuant to clause (a)(iv) above in a previous period (to the extent such payments would reduce Consolidated Net Income but for the establishment of the related noncash charge or expense) and (ii) to the extent included in determining such Consolidated Net Income, any extraordinary gains and all noncash items of income for such period, all determined on a consolidated basis in accordance with GAAP. For purposes of determining the Fixed Charge Coverage Ratio, the Interest Coverage Ratio and the Leverage Ratio as of or for the periods ended on or about April 28, 2001, July 28, 2001 and October 27, 2001, Consolidated EBITDA will be deemed to be equal to (i) for the fiscal quarter ended on or about July 29, 2000, $22,800,000, (ii) for the fiscal quarter ended on or about

October 28, 2000, $16,300,000 and (iii) for the fiscal quarter ended on or about January 27, 2001, $14,200,000.

      "CONSOLIDATED FIXED CHARGES" shall mean, for any period, the sum, without duplication, of (a) Consolidated Interest Expense for such period payable in cash, (b) the amount of all Capital Expenditures made by the Borrower and its Subsidiaries during such period, except to the extent financed with the proceeds of Indebtedness (other than Loans), (c) all cash payments in respect of income taxes made during such period (net of any cash refund in respect of income taxes actually received during such period) and (d) the scheduled principal amount of all amortization payments on all Indebtedness for borrowed money (including the principal component of all Capital Lease Obligations) of the Borrower and its Subsidiaries paid during such period (to the extent not prepaid in a prior period), all as determined on a consolidated basis in accordance with GAAP. For purposes of determining the Fixed Charge Coverage Ratio for the periods ended on or about April 28, 2001, July 28, 2001 and October 27, 2001, the amounts referred to in clauses (a) and (d) above with respect to the Loans will be deemed to be equal to such amounts for the period commencing on or about January 28, 2001, and ending (x) on or about April 28, 2001, multiplied by 4, (y) on or about July 28, 2001, multiplied by 2 and (z) on or about October 27, 2001, multiplied by 4/3, respectively. In addition, the amount referred to in clause
(c) above for the fiscal quarter ending on or about January 27, 2001, shall be determined without giving effect to the net tax benefit arising during such period and associated with the consummation of the Recapitalization and the financing therefor.

      "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of CapitalLease Obligations) with respect to Indebtedness of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of the Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to interest rate Hedging Agreements. For purposes of determining the Interest Coverage Ratio for the periods ended on or about April 28, 2001, July 28, 2001 and October 27, 2001, Consolidated Interest Expense with respect to the Loans will be deemed to be equal to Consolidated Interest Expense for the period commencing on or about January 28, 2001, and ending (i) on or about April 28, 2001, multiplied by 4, (ii) on or about July 28, 2001, multiplied by 2 and (iii) on or about October 27, 2001, multiplied by 4/3, respectively.

      "CONSOLIDATED NET INCOME" shall mean, for any period, the net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded (a) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary, (b) except as set forth in Section 1.04, the income or loss of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such person's assets are acquired by the Borrower or any Subsidiary, (c) the income of any person in which any other person (other than the Borrower or a Subsidiary or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or a Subsidiary by such person during such

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                                                                               8

period, and (d) any gains or losses attributable to sales of assets out of the ordinary course of business.

      "CONTINUING SHAREHOLDERS" shall mean each person listed on Schedule 1.01(c) as a "Continuing Shareholder".

      "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

      "CREDIT EVENT" shall have the meaning assigned to such term in
Section 4.01.

      "CURRENT ASSETS" shall mean, at any time, the consolidated current assets (other than cash and Permitted Investments) of the Borrower and the Subsidiaries, determined in accordance with GAAP.

      "CURRENT LIABILITIES" shall mean, at any time, the consolidated current liabilities of the Borrower and the Subsidiaries at such time, determined in accordance with GAAP, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) outstanding Revolving Loans,
(c) deferred taxes and (d) accrued interest on Indebtedness referred to in clauses (a) and (b).

      "DEBT TENDER OFFER" shall mean the tender offer and consent solicitation made by the Borrower (a) for the purchase of all the issued and outstanding Subordinated Notes at a price equal to 106.745% of the principal amount thereof (plus accrued interest and, in the case of tendering holders granting the consent referred to in clause (b) below, an additional 2.00% of the principal amount thereof) and (b) to obtain consents to amend the Subordinated Note Documents, as such offer may be amended, modified and in effect from time to time in accordance with the terms thereof and hereof.

      "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

      "DOLLARS" or "$" shall mean lawful money of the United States of America.

      "DOMESTIC SUBSIDIARIES" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

      "ELIGIBLE TRANSFEREE" shall mean and include a commercial bank, financial institution or other entity that is regularly engaged in the business of making or purchasing bank loans.

      "ENVIRONMENTAL LAWS" shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to pollution or protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

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                                                                               9

      "ENVIRONMENTAL LIABILITY" shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "EQUITY INTERESTS" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such equity interests or such convertible or exchangeable obligations.

      "EQUITY ISSUANCE" shall mean any issuance or sale by Holdings, the Borrower or any of their respective subsidiaries of any Equity Interests of Holdings, the Borrower or any such subsidiary, as applicable, except in each case for (a) any issuance or sale to Holdings, the Borrower or any Subsidiary,
(b) any issuance of directors' qualifying shares, (c) sales or issuances of Equity Interests of Holdings to directors, management or employees of Holdings, the Borrower or any Subsidiary, (d) Private Equity Issuances, (e) other sales or issuances of Equity Interests (other than pursuant to or following the initial Public Equity Offering), the Net Cash Proceeds of which (i) are substantially concurrently contributed to the common equity of the Borrower and (ii) do not exceed $10,000,000 in the aggregate, and (f) sales or issuances of Equity Interests the proceeds of which are used substantially contemporaneously to repurchase Equity Interests of Holdings.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

      "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA EVENT" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA; (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer

Plan is, or is expected to be, insolvent or in reorganization, within the meaning of TitleIV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of the Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; or (i) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.

      "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

      "EVENT OF DEFAULT" shall have the meaning assigned to such term in Article VII.

      "EXCESS CASH FLOW" shall mean, for any fiscal year of the Borrower, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year, (ii) reductions to noncash working capital of the Borrower and the Subsidiaries for such fiscal year (I.E., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year) and
(iii) the amount deducted from Excess Cash Flow for the preceding fiscal year pursuant to clause (b)(x) below, to the extent not used to make cash Capital Expenditures in such fiscal year pursuant to Section 6.10, over (b) the sum, without duplication, of (i) the amount of any Taxes payable in cash by the Borrower and the Subsidiaries with respect to such fiscal year, (ii) Consolidated Interest Expense for such fiscal year payable in cash, (iii) Capital Expenditures made in cash in accordance with Section 6.10 during such fiscal year, except to the extent financed with the proceeds of Indebtedness (other than Revolving Loans), Equity Interests, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA,
(iv) permanent payments of Indebtedness (other than mandatory prepayments of Loans under Section 2.13) made by the Borrower and the Subsidiaries during such fiscal year, but only to the extent that such payments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness, (v) additions to noncash working capital for such fiscal year (I.E., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), (vi) transaction fees, expenses and charges paid in cash by the Borrower and its Subsidiaries during such period, to the extent not deducted in determining Consolidated EBITDA for such period, (vii) any extraordinary cash losses incurred during such period, to the extent not included in determining Consolidated EBITDA for such period, (viii) any payments made after the Closing Date and during such period pursuant to the Recapitalization Agreement and the other agreements entered into in connection with the consummation of the Recapitalization, to the extent not included in determining Consolidated EBITDA for such period, (ix) any cash payments made by the Borrower under and as permitted by Section 6.06(a)(ii) during such period, (x) the amount of any unused permitted Capital Expenditures for such fiscal year that are carried forward to the next fiscal year under Section 6.10, (xi) cash expenses incurred in such period in connection with the Oakley/Interface litigation, to the extent not included in determining Consolidated EBITDA for such period, and (xii) any cash payments made during such period to make investments (other than Permitted Investments) and acquisitions permitted under Section 6.04, in each case to the extent not financed with the proceeds of Indebtedness (other than Revolving Loans) or Equity Interests.

      "EXCLUDED TAXES" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located,
(b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and
(c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.20(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a).

      "EXISTING CREDIT AGREEMENT" shall mean the Credit Agreement dated as of February 6, 1997, as amended, among Holdings, the Borrower, the lenders party thereto and Bankers Trust Company, as agent.

      "FAMILY GROUP" means, for any individual, such individual's estate, spouse, former spouse, ancestors and descendants (in each case, whether natural, by marriage or adopted) and any trust solely for the benefit of such individual or such individual's spouse, former spouse, ancestors and descendants (in each case, whether natural, by marriage or adopted).

      "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "FEE LETTER" shall mean the Fee Letter dated December 5, 2000, among Oaktree Capital Management LLC, BancAmerica Capital Investors II, L.P. and the Administrative Agent.

      "FEES" shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

      "FINANCIAL OFFICER" of any person shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such person.

      "FIXED CHARGE COVERAGE RATIO" shall mean, for any period, the ratio of
(a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

      "FOREIGN LENDER" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "FOREIGN SUBSIDIARY" shall mean any Subsidiary that is not a Domestic Subsidiary.

      "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

      "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

      "GRANTING LENDER" shall have the meaning assigned to such term in
Section 9.04(i).

      "GUARANTEE" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation,
(b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; PROVIDED, HOWEVER, that the term "Guarantee" shall not include
(i) endorsements for collection or deposit or (ii) standard contractual indemnities, in each case in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person's maximum reasonably anticipated liability (assuming such person is required to perform) in respect thereof as determined in such person's good faith.

      "GUARANTEE AGREEMENTS" shall mean the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement.

      "GUARANTORS" shall mean Holdings and the Subsidiary Guarantors.

      "HAZARDOUS MATERIALS" shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is, in each case, prohibited, limited or regulated by or pursuant to any Environmental Law.

      "HEDGING AGREEMENT" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

      "INDEBTEDNESS" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person (unless the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or the sale of such property or assets), (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations of such person,
(h) all obligations of such person as an account party in respect of letters of credit and (i) all obligations of such person in respect of bankers' acceptances, PROVIDED that the amount of Indebtedness which is limited or nonrecourse to such person or for which recourse is limited to an identified asset shall be equal to the lesser of (i) the limited amount of such obligations and (ii) the fair market value of such asset. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, PROVIDED that the Indebtedness of Chroma Systems Partners shall not be attributable to Monterey Color Systems Inc., so long as (i) Monterey Color Systems Inc. conducts no business and has no assets other than its activities as a general partner of, and its general partnership interest in, Chroma Systems Partners and (ii) none of Holdings, the Borrower or any Subsidiary (other than Monterey Color Systems Inc.) is primarily liable with respect to, or Guarantees, such Indebtedness.

      "INDEMNIFIED TAXES" shall mean Taxes other than Excluded Taxes.

      "INTEREST COVERAGE RATIO" shall mean, for any period, the ratio of
(a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense (other than, to the extent otherwise included therein, Administrative Agent Fees and the cost of obtaining Hedging Agreements) payable in cash for such period.

      "INTEREST PAYMENT DATE" shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing.

      "INTEREST PERIOD" shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 9 or 12 months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an interest period of such duration available), as the Borrower may elect; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

      "ISSUING BANK" shall mean, as the context may require, (a) Credit Suisse First Boston, in its capacity as the issuer of Letters of Credit hereunder, and
(b) any other Lender that may become an

Issuing Bank pursuant to Section 2.22(i), with respect to Letters of Credit issued by such Lender. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

      "ISSUING BANK FEES" shall have the meaning assigned to such term in
Section 2.05(c).

      "L/C COMMITMENT" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.22.

      "L/C DISBURSEMENT" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

      "L/C EXPOSURE" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.

      "L/C PARTICIPATION FEE" shall have the meaning assigned to such term in
Section 2.05(c).

      "LENDERS" shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance.

      "LETTER OF CREDIT" shall mean any letter of credit issued pursuant to
Section 2.22.

      "LEVERAGE RATIO" shall mean, on any date, the ratio of (a) (i) Total Debt on such date minus (ii) the aggregate amount of all cash and Permitted Investments of the Borrower and its consolidated Subsidiaries on such date to
(b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

      "LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; PROVIDED that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

      "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "LOAN DOCUMENTS" shall mean this Agreement, the Letters of Credit, the Guarantee Agreements and the Security Documents.

      "LOAN PARTIES" shall mean the Borrower and the Guarantors.

      "LOANS" shall mean the Revolving Loans and the Term Loans.

      "MANAGEMENT INVESTORS" shall mean each person listed on Schedule 1.01(c) as a "Management Investor" and such individual's Family Group members.

      "MANAGEMENT NOTES" shall have the meaning assigned to such term in
Section 6.01(l).

      "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

      "MATERIAL ADVERSE EFFECT" shall mean (a) a materially adverse effect on the business, assets, operations or condition (financial or otherwise) of the Borrower and the Subsidiaries, taken as a whole, (b) material impairment of the ability of the Borrower and the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents or (c) material impairment of the rights (taken as a whole) of or benefits (taken as a whole) available to the Lenders under any Loan Document.

      "MATERIAL INDEBTEDNESS" shall mean Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower and the Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Holdings, the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

      "MORTGAGED PROPERTIES" shall mean, initially, the owned real properties of the Loan Parties specified on Schedule 1.01(b), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.09.

      "MORTGAGES" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to clause (i) of Section 4.02(i) or pursuant to Section 5.09, each substantially in the form of Exhibit D.

      "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

      "NET CASH PROCEEDS" shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash

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                                                                              16

consideration initially received), net of (i) selling expenses (including reasonable broker's fees or commissions, legal fees, transfer and similar taxes and the Borrower's good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (PROVIDED that, to the extent and at the time any such amounts are released to the Borrower or any Subsidiary from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); PROVIDED, HOWEVER, that, if (x) the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth the Borrower's intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and its Subsidiaries (including pursuant to a Permitted Acquisition) within 270 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used or contractually committed to be used at the end of such 270-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds; and (b) with respect to any issuance of Indebtedness or Equity Interests, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.

      "OBLIGATIONS" shall mean all obligations defined as "Obligations" in the Guarantee Agreements and the Security Documents.

      "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

      "PARENT GUARANTEE AGREEMENT" shall mean the Parent Guarantee Agreement, substantially in the form of Exhibit E, made by Holdings in favor of the Collateral Agent for the benefit of the Secured Parties.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

      "PERFECTION CERTIFICATE" shall mean the Perfection Certificate substantially in the form of Annex 1 to the Security Agreement.

      "PERMITTED ACQUISITION" shall have the meaning assigned to such term in
Section 6.04(g).

      "PERMITTED DISPOSITION" shall mean any (i) sale or transfer of doubtful accounts receivable in the ordinary course of business and (ii) sale or exchange of specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are, in the reasonable business judgment of the Borrower, the functional equivalent of the item of equipment so sold or exchanged.

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                                                                              17

      "PERMITTED INVESTORS" shall mean the Sponsors, the Continuing Shareholders, the Management Investors, each other person that owns Equity Interests in Holdings immediately after the consummation of the transactions to occur on the Closing Date under the Recapitalization Documents, and their respective Affiliates and Family Group members.

      "PERMITTED INVESTMENTS" shall mean:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

            (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Service or from Moody's Investors Service, Inc.;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

            (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

            (e) investments in "money market funds" within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above;

            (f) marketable direct obligations issued by any State of the United States of America or political subdivision or instrumentality thereof maturing within one year of the date of acquisition and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Service or Moody's Investors Service, Inc.; and

            (g) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

      "PERMITTED SELLER PAPER" shall mean unsecured subordinated Indebtedness of any Loan Party issued to the seller in connection with any Permitted Acquisition so long as (a) such Indebtedness does not impose any financial or other "maintenance" covenants on Holdings or any of its subsidiaries and (b) such Indebtedness is subordinated to the Obligations on terms no less favorable to the Lenders than those set forth in Exhibit J.

      "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

      "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

      "PLEDGE AGREEMENT" shall mean the Pledge Agreement, substantially in the form of Exhibit F, among the Borrower, Holdings, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

      "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by Credit Suisse First Boston as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

      "PRIVATE EQUITY ISSUANCE" shall mean any issuance of Equity Interests in Holdings made after the Closing Date and prior to the initial Public Equity Offering, the Net Cash Proceeds of which are substantially concurrently used or committed to be used to finance any Permitted Acquisition or other investment permitted by Section 6.04 and/or expenditures that would constitute Capital Expenditures but for clause (b)(v) of the definition of such term.

      "PRO FORMA BASIS" shall mean, with respect to compliance with any test or covenant hereunder, compliance with such covenant or test after giving effect to any proposed Permitted Acquisition (including pro forma adjustments arising out of events which are directly attributable to the proposed Permitted Acquisition, are factually supportable and are expected to have a continuing impact, and that are (a) determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, and as interpreted by the Staff of the Securities and Exchange Commission or (b) otherwise based on reasonably detailed written assumptions reasonably acceptable to the Administrative Agent and certified to by a Financial Officer as having been prepared in good faith based upon reasonable assumptions), using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or to be acquired and the consolidated financial statements of the Borrower and the Subsidiaries which shall be reformulated as if such Permitted Acquisition, and any other Permitted Acquisitions that have been consummated during the relevant period, and any Indebtedness or other liabilities incurred in connection with any such Permitted Acquisitions had been consummated or incurred, respectively, at the beginning of such period and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans during such period.
      "PRO FORMA COMPLIANCE" shall mean, at any date of determination, that the Borrower shall be in pro forma compliance with the covenants set forth in Sections 6.11, 6.12 and 6.13 as of the last day of the most recent fiscal quarter-end (computed on the basis of (a) balance sheet amounts as of the most recently completed fiscal quarter, and (b) income statement amounts for the most recently completed period of four consecutive fiscal quarters, in each case for which financial statements shall have been delivered to the Administrative Agent and calculated on a Pro Forma Basis in respect of the event giving rise to such determination).

      "PRO RATA PERCENTAGE" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving

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                                                                              19

Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect.

      "PUBLIC EQUITY OFFERING" shall mean an underwritten public offering of common stock of, and by, Holdings pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

      "RECAPITALIZATION" shall mean the recapitalization of Holdings pursuant to, and in accordance with the terms of, the Recapitalization Agreement.

      "RECAPITALIZATION AGREEMENT" shall mean the Recapitalization Agreement dated as of December 4, 2000, among Holdings, the Persons listed on the "Schedule of Purchasers" attached thereto, Quad-C Management, Inc., a Virginia corporation, the Persons listed on the "Schedule of Sellers" attached thereto and the certain of the Persons listed on the "Schedule of Optionholders" attached thereto, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof and hereof.

      "REFINANCED DEBT" shall mean the Indebtedness set forth on
Schedule 1.01(d), which will be refinanced on the Closing Date.

      "REFINANCING INDEBTEDNESS" shall have the meaning assigned to such term in
Section 6.01(o).

      "REGISTER" shall have the meaning assigned to such term in
Section 9.04(d).

      "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "RELATED FUND" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      "RELATED PARTIES" shall mean, with respect to any specified person, such person's Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person's Affiliates.

      "RELEASE" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

      "REQUIRED LENDERS" shall mean, at any time, Lenders having Loans, L/C Exposure and unused Revolving Credit Commitments and Term Loan Commitments representing more than 50% of the sum of all Loans outstanding, L/C Exposure and unused Revolving Credit Commitments and Term Loan Commitments at such time.

      "RESPONSIBLE OFFICER" of any person shall mean any officer of such person or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement that have been designated as such by the Borrower and certified thereto to the Administrative Agent in writing by the Borrower.

      "RESTRICTED INDEBTEDNESS" shall mean Indebtedness of Holdings, the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(c).

      "RESTRICTED PAYMENT" shall mean any dividend or other distribution (whether in cash or other property) with respect to any Equity Interests in Holdings, the Borrower or any Subsidiary, or any payment (whether in cash or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in Holdings, the Borrower or any Subsidiary (except a dividend or distribution payable solely in Equity Interests or any increase in liquidation values thereof) or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Borrower or any Subsidiary (other than the retirement, acquisition or termination of any warrant, option or other right upon exercise thereof in a transaction in which neither Holdings nor any of its subsidiaries makes any cash payment in respect thereof).

      "REVOLVING CREDIT BORROWING" shall mean a Borrowing comprised of Revolving Loans.

      "REVOLVING CREDIT COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be
(a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

      "REVOLVING CREDIT EXPOSURE" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, PLUS, without duplication, the aggregate amount at such time of such Lender's L/C Exposure.

      "REVOLVING CREDIT LENDER" shall mean a Lender with a Revolving Credit Commitment or outstanding Revolving Credit Exposure.

      "REVOLVING CREDIT MATURITY DATE" shall mean January 25, 2007.

      "REVOLVING LOANS" shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (c) of Section 2.01.

      "ROLLOVER EQUITY CONTRIBUTION" shall mean the issuance by Holdings to certain members of management and other existing stockholders of Equity Interests of Holdings with an approximate value of $41,000,000.

      "SECURED PARTIES" shall have the meaning assigned to such term in the Security Agreement.

      "SECURITY AGREEMENT" shall mean the Security Agreement, substantially in the form of Exhibit G, among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

      "SECURITY DOCUMENTS" shall mean the Mortgages, the Security Agreement, the Pledge Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.09.

      "SPC" shall have the meaning assigned to such term in Section 9.04(i).

      "SPONSORS" shall mean Oaktree Capital Management, LLC, OCM Principal Opportunities Fund II, L.P., Oaktree-CAF LLC, BACI-CAF LLC, BancAmerica Capital Investors II, L.P. and their respective Affiliates.

      "SPONSOR EQUITY CONTRIBUTION" shall mean the direct or indirect contribution by the Sponsors and certain other Permitted Investors to Holdings of an aggregate amount of not less than $184,000,000 (not less than $135,000,000 of which shall be contributed by the Sponsors), in exchange for the issuance to the Sponsors and such other Permitted Investors of Equity Interests of Holdings representing 100% (not less than 58% in the aggregate to be represented by the Equity Interests issued to the Sponsors) of the issued and outstanding Equity Interests of Holdings immediately after giving effect to the Transactions.

      "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "SUBORDINATED INDEBTEDNESS" shall mean the Subordinated Notes and any other Indebtedness of the Borrower or any Subsidiary that is subordinated to the prior payment in full of the Obligations on terms no less favorable to the Lenders than those contained in the Subordinated Notes.

      "SUBORDINATED NOTES" shall mean the Borrower's 10% Senior Subordinated Notes due 2007, in an initial aggregate principal amount of $100,000,000.

      "SUBORDINATED NOTE DOCUMENTS" shall mean the indenture under which the Subordinated Notes are issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Notes or providing for any Guarantee or other right in respect thereof, as such documents may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof.

      "SUBSIDIARY" shall mean, with respect to any person (herein referred to as the "PARENT"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "SUBSIDIARY" shall mean any subsidiary of the Borrower.

      "SUBSIDIARY GUARANTEE AGREEMENT" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit H, made by the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

      "SUBSIDIARY GUARANTOR" shall mean each Subsidiary listed on
Schedule 1.01(a), and each other Subsidiary that is or becomes a party to a Subsidiary Guarantee Agreement.

      "SYNTHETIC PURCHASE AGREEMENT" shall mean any swap, derivative or other agreement or combination of agreements pursuant to which Holdings, the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than Holdings, the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; PROVIDED that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Holdings, the Borrower or the Subsidiaries (or to their Family Group members) shall be deemed to be a Synthetic Purchase Agreement.

      "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority.

      "TERM BORROWING" shall mean a Borrowing comprised of Tranche A Term Loans or Tranche B Term Loans.

      "TERM LOAN COMMITMENTS" shall mean the Tranche A Commitments and the Tranche B Commitments.

      "TERM LOAN REPAYMENT DATES" shall mean the Tranche A Term Loan Repayment Dates and the Tranche B Term Loan Repayment Dates.

      "TERM LOANS" shall mean the Tranche A Term Loans and the Tranche B Term Loans.

      "TOTAL DEBT" shall mean, at any time, the total Indebtedness of the Borrower and the Subsidiaries at such time (excluding (i) Indebtedness of the type described in clause (h) of the definition of such term, except to the extent of any unreimbursed drawings thereunder, (ii) Indebtedness of the type described in clause (b) of the definition of such term, to the extent consisting of performance bonds or similar instruments and not evidencing obligations for borrowed money, (iii) deferred purchase price in respect of the Recapitalization and (iv) other obligations in respect of deferred purchase price, except to the extent shown as a liability on the consolidated balance sheet of the Borrower and its Subsidiaries).

      "TOTAL REVOLVING CREDIT COMMITMENT" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The initial Total Revolving Credit Commitment is $50,000,000.

      "TRANCHE A COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche A Term Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04. The initial amount of the aggregate Tranche A Commitments is $50,000,000.

      "TRANCHE A MATURITY DATE" shall mean January 25, 2007.

      "TRANCHE A TERM BORROWING" shall mean a Borrowing comprised of Tranche A Term Loans.

      "TRANCHE A TERM LOAN REPAYMENT DATE" shall have the meaning assigned to such term in Section 2.11(a)(i).

      "TRANCHE A TERM LOANS" shall mean the term loans made by the Lenders to the Borrower pursuant to clause (a) of Section 2.01.

      "TRANCHE B COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche B Term Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04. The initial amount of the aggregate Tranche B Commitments is $156,000,000.

      "TRANCHE B MATURITY DATE" shall mean January 25, 2008.

      "TRANCHE B TERM BORROWING" shall mean a Borrowing comprised of Tranche B Term Loans.

      "TRANCHE B TERM LOAN REPAYMENT DATE" shall have the meaning assigned to such term in Section 2.11(a)(ii).

      "TRANCHE B TERM LOANS" shall mean the term loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01.

      "TRANSACTIONS" shall have the meaning assigned to such term in
Section 3.02.

      "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "RATE" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

      "WHOLLY OWNED SUBSIDIARY" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned Subsidiaries of such person or by such person and one or more wholly owned Subsidiaries of such person.

      "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall"; and the words "asset" and "property" shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED, HOWEVER, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in
Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

      SECTION 1.03. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (E.G., a "Revolving Loan") or by Type (E.G., a "Eurodollar Loan") or by Class and Type (E.G., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (E.G., a "Revolving Borrowing") or by Type (E.G., a "Eurodollar Borrowing") or by Class and Type (E.G., a "Eurodollar Revolving Borrowing").

      SECTION 1.04. PRO FORMA CALCULATIONS. With respect to any period during which any Permitted Acquisition occurs as permitted pursuant to the terms hereof, for purposes of determining compliance or Pro Forma Compliance with the covenants set forth in Sections 6.11, 6.12 and 6.13, or for purposes of determining the Leverage Ratio (as it relates to the Applicable

Percentage, mandatory prepayments or otherwise), Consolidated EBITDA, Consolidated Interest Expense, Consolidated Fixed Charges and the Leverage Ratio shall be calculated with respect to such periods and such Permitted Acquisition on a Pro Forma Basis.

                                   ARTICLE II

                                   THE CREDITS

      SECTION 2.01. COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make a Tranche A Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Tranche A Commitment,
(b) to make a Tranche B Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Tranche B Commitment, and (c) to make Revolving Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment. Within the limits set forth in clause
(c) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

      SECTION 2.02. LOANS. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; PROVIDED, HOWEVER, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) with respect to Eurodollar Loans, an integral multiple of $500,000 and not less than $2,000,000, or (ii) with respect to ABR Loans, (A) an integral multiple of $250,000 and not less than $1,000,000 or (B) equal to the remaining available balance of the applicable Commitments.

      (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or cause the Borrower to incur any cost under Section 2.14 or 2.20 that would not have been incurred but for the exercise of such option. Borrowings of more than one Type may be outstanding at the same time; PROVIDED, HOWEVER, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 10 Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

      (c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account in the name of the Borrower designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

      (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender (or the Borrower in the event of nonpayment by such Lender) agrees to repay to the Administrative Agent such corresponding amount together with interest thereon within one Business Day of demand therefor, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at
(i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

      (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

      (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.22(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.22(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such

Lender (or the Borrower in the event of nonpayment by such Lender) agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

      SECTION 2.03. BORROWING PROCEDURE. In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(f), as to which this Section
2.03 shall not apply), the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by a Responsible Officer on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Tranche A Term Borrowing, a Tranche B Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day);
(iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; PROVIDED, HOWEVER, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

      SECTION 2.04. EVIDENCE OF DEBT; REPAYMENT OF LOANS. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the principal amount of each Term Loan of such Lender as provided in Section 2.11 and (ii) the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date.

      (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

      (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

      (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be PRIMA FACIE evidence of the existence and amounts of the obligations therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

      (e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

      SECTION 2.05. FEES. (a) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, on the last Business Day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "COMMITMENT FEE") equal to the Applicable Percentage per annum in effect from time to time on the daily unused amount of the Commitments of such Lender during the preceding quarter (or other period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on (but excluding) the date on which the Commitment of such Lender shall expire or be terminated as provided herein.

      (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the "ADMINISTRATIVE AGENT FEES").

      (c) The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Revolving Credit Lender, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C PARTICIPATION FEE") calculated on such Lender's Pro Rata Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and (ii) to the Issuing Bank with respect to each Letter of Credit, on the last Business Day of March, June, September and December of each year and on the Revolving Credit Maturity Date, a fronting fee equal to 0.25% per annum on the aggregate outstanding face amount of such Letter of Credit, plus the standard issuance and drawing fees specified from time to time by the Issuing Bank (the "ISSUING BANK FEES"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

      (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances absent manifest error.

      SECTION 2.06. INTEREST ON LOANS. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

      (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

      (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent in accordance with this Agreement, and such determination shall be conclusive absent manifest error.

      SECTION 2.07. DEFAULT INTEREST. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) or waiver of such default or imposition of such default rate (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Revolving Loan plus 2.00%.

      SECTION 2.08. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have reasonably determined in good faith that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Required Lenders of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist in accordance with the terms hereof for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which the Administrative Agent shall do as soon as practicable thereafter), any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be in good faith and shall be conclusive absent manifest error.

      SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS. (a) The Term Loan Commitments shall automatically terminate on the Closing Date, after giving effect to the Loans made on such date. The Revolving Credit Commitments and the L/C Commitment shall automatically terminate on the Revolving Credit Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on February 15, 2001, if the initial Credit Event shall not have occurred by such time.

      (b) Upon at least two Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments; PROVIDED, HOWEVER, that
(i) each partial reduction of the Term Loan Commitments or the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time, after giving effect to any concurrent repayments.

      (c) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees, on the amount of the Commitments so terminated or reduced, accrued to but excluding the date of such termination or reduction.

      SECTION 2.10. CONVERSION AND CONTINUATION OF BORROWINGS. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 11:00 a.m., New York City time, on the day of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing,
(b) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

            (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

            (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

            (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

            (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

            (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

            (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

            (vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings comprised of Tranche A Term Loans or Tranche B Term Loans, as applicable, with Interest Periods ending on or prior to such Term Loan Repayment Date and (B) the ABR Term Borrowings comprised of Tranche A Term Loans or Tranche B Term Loans, as applicable would not be at least equal to the principal amount of Term Borrowings to be paid on such Term Loan Repayment Date; and

            (viii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

      Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into an ABR Borrowing.

      SECTION 2.11. REPAYMENT OF TERM BORROWINGS. (a) (i) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being a "TRANCHE A TERM LOAN REPAYMENT DATE"), a principal amount of the Tranche A Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(f)) equal to the amount set forth below for such date:

                                                                              32

                  Repayment Date                     Amount
                  --------------                     ------
                  June 30, 2001                      $  1,250,000
                  September 30, 2001                 $  1,250,000
                  December 31, 2001                  $  1,250,000
                  March 31, 2002                     $  1,250,000
                  June 30, 2002                      $  1,250,000
                  September 30, 2002                 $  1,250,000
                  December 31, 2002                  $  1,250,000
                  March 31, 2003                     $  1,250,000
                  June 30, 2003                      $  1,875,000
                  September 30, 2003                 $  1,875,000
                  December 31, 2003                  $  1,875,000
                  March 31, 2004                     $  1,875,000
                  June 30, 2004                      $  2,500,000
                  September 30, 2004                 $  2,500,000
                  December 31, 2004                  $  2,500,000
                  March 31, 2005                     $  2,500,000
                  June 30, 2005                      $  2,500,000
                  September 30, 2005                 $  2,500,000
                  December 31, 2005                  $  2,500,000
                  March 31, 2006                     $  2,500,000
                  June 30, 2006                      $  3,125,000
                  September 30, 2006                 $  3,125,000
                  December 31, 2006                  $  3,125,000
                  Tranche A Maturity Date            $  3,125,000

      (ii) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below or, if any such date is not a Business Day, on the next preceding Business Day (each such date being a "TRANCHE B TERM LOAN REPAYMENT Date"), a principal amount of the Tranche B Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(f)) equal to the amount set forth below for such date:

                  REPAYMENT DATE                   AMOUNT
                  --------------                   ------
                  June 30, 2001                    $    390,000
                  September 30, 2001               $    390,000
                  December 31, 2001                $    390,000
                  March 31, 2002                   $    390,000
                  June 30, 2002                    $    390,000
                  September 30, 2002               $    390,000
                  December 31, 2002                $    390,000
                  March 31, 2003                   $    390,000
                  June 30, 2003                    $    390,000
                  September 30, 2003               $    390,000
                  December 31, 2003                $    390,000
                  March 31, 2004                   $    390,000
                  June 30, 2004                    $    390,000
                  September 30, 2004               $    390,000

                  December 31, 2004                $    390,000
                  March 31, 2005                   $    390,000
                  June 30, 2005                    $    390,000
                  September 30, 2005               $    390,000
                  December 31, 2005                $    390,000
                  March 31, 2006                   $    390,000
                  June 30, 2006                    $    390,000
                  September 30, 2006               $    390,000
                  December 31, 2006                $    390,000
                  March 31, 2007                   $    390,000
                  June 30, 2007                    $ 36,660,000
                  September 30, 2007               $ 36,660,000
                  December 31, 2007                $ 36,660,000
                  Tranche B Maturity Date          $ 36,660,000

      (b) In the event and on each occasion that any Term Loan Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Term Loan, the installments payable on each Term Loan Repayment Date shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

      (c) To the extent not previously paid, all Tranche A Term Loans and Tranche B Term Loans shall be due and payable on the Tranche A Maturity Date and Tranche B Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

      (d) All repayments pursuant to this Section 2.11 shall be subject to
Section 2.16, but shall otherwise be without premium or penalty.

      SECTION 2.12. PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least two Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) in the case of Eurodollar Loans, or written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) on the day of prepayment in the case of ABR Loans, to the Administrative Agent before 11:00 a.m., New York City time; PROVIDED, HOWEVER, that each partial prepayment shall be in an amount that is (i) in the case of Eurodollar Loans, an integral multiple of $500,000 and not less than $2,000,000, and (ii) in the case of ABR Loans, an integral multiple of $250,000 and not less than $1,000,000.

      (b) Optional prepayments of Term Loans shall be allocated pro rata between the then-outstanding Tranche A Term Loans and Tranche B Term Loans and applied first, in chronological order to the installments of principal scheduled to be paid within 12 months after such prepayment and second, pro rata against the remaining scheduled installments of principal due in respect of Tranche A Term Loans and Tranche B Term Loans under Sections 2.11(a)(i) and (ii), respectively.

      (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty.

      SECTION 2.13. MANDATORY PREPAYMENTS. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings and replace all outstanding Letters of Credit and/or deposit an amount equal to the L/C Exposure in cash in a cash collateral account (which shall permit investments in Permitted Investments until applied to the Obligations, on the terms described in Section 2.13(i)) established with the Collateral Agent for the benefit of the Secured Parties or enter into other arrangements satisfactory to the Issuing Bank. If as a result of any partial reduction of the Revolving Credit Commitments the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect thereto, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Credit Borrowings and/or cash collateralize Letters of Credit in an amount sufficient to eliminate such excess.

      (b) Not later than the third Business Day following the completion of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.13(f).

      (c) In the event and on each occasion that an Equity Issuance occurs after the date hereof, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, prepay outstanding Term Loans in accordance with
Section 2.13(f) in an aggregate principal amount equal to 75% of the Net Cash Proceeds therefrom; PROVIDED, HOWEVER, that in the event the Leverage Ratio at the time of such issuance is (A) less than 3.0 to 1.0 and greater than or equal to 2.5 to 1.0, such amount shall be reduced to 50% of the Net Cash Proceeds therefrom, and (B) less than 2.5 to 1.0, such amount shall be reduced to 0% of the Net Cash Proceeds therefrom.

      (d) No later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on or about January 26, 2002, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(f) in an aggregate principal amount equal to 75% of Excess Cash Flow for the fiscal year then ended; PROVIDED, HOWEVER, that in the event the Leverage Ratio at the end of such fiscal year was (A) less than 3.0 to 1.0 and greater than or equal to 2.5 to 1.0, such amount shall be reduced to 50% of such Excess Cash Flow, and (B) less than 2.5 to 1.0, such amount shall be reduced to 0% of such Excess Cash Flow.

      (e) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with
Section 2.13(f).

      (f) Mandatory prepayments of outstanding Term Loans under this Agreement shall be allocated pro rata between the then-outstanding Tranche A Term Loans and Tranche B Term Loans, and, subject to the succeeding sentence and to paragraph (h) below, applied pro rata against the

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                                                                              35

remaining scheduled installments of principal due in respect of Tranche A Term Loans and Tranche B Term Loans under Sections 2.11(a)(i) and (ii), respectively. Notwithstanding the foregoing, mandatory prepayments of outstanding Term Loans required by Section 2.13(d) shall be allocated pro rata between the then-outstanding Tranche A Term Loans and Tranche B Term Loans, and, subject to paragraph (i) below, applied first, in chronological order to the installments of principal scheduled to be paid within six months after such prepayment and second, pro rata against the remaining scheduled installments of principal due in respect of Tranche A Term Loans and Tranche B Term Loans under Sections 2.11(a)(i) and (ii), respectively. In determining the applicable percentage of Net Cash Proceeds pursuant to paragraph (c) above or Excess Cash Flow pursuant to paragraph (d) above that is required to be used to prepay Term Loans hereunder, the Leverage Ratio initially shall be calculated without giving effect to such prepayment; PROVIDED, HOWEVER, that if any portion of such prepayment (after giving effect thereto) would reduce the Leverage Ratio below
3.0 to 1.0 or 2.5 to 1.0, as the case may be, the percentage of Net Cash Proceeds or Excess Cash Flow, as the case may be, that is so required to be used to prepay Term Loans hereunder shall initially be the highest applicable percentage until such reduction in the Leverage Ratio is achieved, and thereafter shall be the percentage applicable to such reduced Leverage Ratio.

      (g) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least two Business Days' prior written notice of such prepayment. Each certificate shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

      (h) Any Tranche B Lender may elect, by notice to the Administrative Agent in writing (or by telephone or telecopy promptly confirmed in writing) at least one Business Day prior to any prepayment of Tranche B Term Loans required to be made by the Borrower for the account of such Lender pursuant to this Section 2.13, to cause all or a portion of such prepayment to be applied instead to prepay Tranche A Term Loans in accordance with paragraph (f) above.

      (i) Amounts to be applied pursuant to this Section 2.13 to the prepayment of Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Term Loans and ABR Revolving Loans. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Eurodollar Term Loans or Eurodollar Revolving Loans, as the case may be, immediately and/or shall be deposited in the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account (i) allocable to Term Loans to prepay Eurodollar Term Loans and (ii) allocable to Revolving Loans to prepay Eurodollar Revolving Loans, in each case on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Term Loans or Revolving Loans, as the case may be, have been prepaid or until all the allocable cash on deposit with respect to such Loans has been exhausted. For purposes of this Agreement, the term "PREPAYMENT ACCOUNT" shall mean an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph
(i). The Administrative Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Permitted Investments that mature prior to the last day of the applicable Interest Periods of the Eurodollar Term Borrowings or Eurodollar Revolving Borrowings to be prepaid, as the case may be; PROVIDED, HOWEVER,

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                                                                              36

that (i) the Administrative Agent shall not be required to make any investment that, in its reasonable judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if an Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Borrowings on the last day of the applicable Interest Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to Article VII, the Administrative Agent may, in its reasonable discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrower hereby grants to the Administrative Agent, for its benefit and the benefit of the Issuing Bank and the Lenders, a security interest in the Prepayment Account to secure the Obligations.

      SECTION 2.14. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand pursuant to clause (c) below such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

      (b) If any Lender or the Issuing Bank shall have determined that any Change in Law regarding capital adequacy has the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

      (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as

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                                                                              37

specified in paragraph (a) or (b) above with appropriate detail demonstrating how such amounts were derived shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

      (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; PROVIDED that the Borrower shall not be under any obligation to compensate any Lender or the Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender or the Issuing Bank knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions; PROVIDED FURTHER that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

      SECTION 2.15. CHANGE IN LEGALITY. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

            (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and
      (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

      (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

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                                                                              38

      SECTION 2.16. INDEMNITY. The Borrower shall indemnify each Lender against any actual loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder or an assignment (other than pursuant to Section 2.21) by such Lender, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "BREAKAGE EVENT") or
(b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan (excluding loss of margin) that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this
Section 2.16 with appropriate detail demonstrating how such amounts were derived shall be delivered to the Borrower and shall be conclusive absent manifest error.

      SECTION 2.17. PRO RATA TREATMENT. Except as required under Sections 2.13(h) and 2.15 or as otherwise provided herein, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.
      SECTION 2.18. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or

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                                                                              39

other event; PROVIDED, HOWEVER, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower and Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise to the fullest extent permitted by law and under this Agreement any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and Holdings to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

      SECTION 2.19. PAYMENTS. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Issuing Bank) shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

      (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

      SECTION 2.20. TAXES. (a) Any and all payments by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Borrower or any Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor (with appropriate detail demonstrating how such amounts were derived), for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally

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                                                                              40

imposed or asserted by the relevant Governmental Authority. A certificate as to the amount and nature of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error.

      (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

      (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or other documentation reasonably requested by the Borrower (PROVIDED that if the Lender is relying on the "portfolio interest exemption", delivery of the forms prescribed by applicable law and an accompanying certificate of the Lender will be deemed sufficient) as will permit such payments to be made without withholding or at a reduced rate.

      (f) If any Lender receives a refund in respect of Indemnified Taxes or Other Taxes paid by the Borrower which, in the good faith judgment of such Lender is allocable to such payment, it shall promptly pay such refund to the Borrower, net of all out-of-pocket expenses (including any Taxes to which such Lender has become subject as a result of its receipt of such refund) of such Lender incurred in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED, HOWEVER, that the Borrower agrees to promptly return such refund (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the applicable Lender if it receives notice from the applicable Lender that such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.20(f) shall require any Lender to make available its tax returns (or any other information relating to its taxes which it deems to be confidential) to the Borrower or any other person.

      SECTION 2.21. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES; DUTY TO MITIGATE. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, (iv) any Lender defaults in its obligation to fund a Loan hereunder or (v) any Lender refuses to consent to a proposed amendment, waiver, consent or other modification of this Agreement or any other Loan Document which has been approved by the Required Lenders and which additionally requires the consent of such Lender for approval pursuant to Section 9.08(b), the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions (including the applicable consent rights) contained in Section 9.04), all of its interests, rights and obligations (or, in the case of clause (iv) above, all of the Loans and Commitments of the related Class the vote of which is required for

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                                                                              41

approval of the related amendment, waiver, consent or other modification) under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction and (y) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16); PROVIDED FURTHER that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

      (b) If (i) any Lender or the Issuing Bank shall request compensation under
Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in
Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to
Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

      SECTION 2.22. LETTERS OF CREDIT. (a) GENERAL. The Borrower may request the issuance of a Letter of Credit for its own account or for the account of any of its Subsidiaries (in which case the Borrower and such Subsidiary shall be co-applicants with respect to such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

      (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent

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                                                                              42

(reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $15,000,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

      (c) EXPIRATION DATE. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; PROVIDED, HOWEVER, that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Revolving Credit Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

      (d) PARTICIPATIONS. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

      (e) REIMBURSEMENT. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement on the Business Day that the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 2:00 p.m., New York City time, on the immediately following Business Day.

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                                                                              43

      (f) OBLIGATIONS ABSOLUTE. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

            (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

      (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

      (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

      (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

      (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

      (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

      Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of, or failure to comply with applicable law by, the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence, wilful misconduct or failure to comply with applicable law in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other

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                                                                              44

document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

      (g) DISBURSEMENT PROCEDURES. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

      (h) INTERIM INTEREST. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.

      (i) RESIGNATION OR REMOVAL OF THE ISSUING BANK. The Issuing Bank may resign at any time by giving 30 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement,
(i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

      (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate

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                                                                              45

undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations (and shall be permitted to be invested in Permitted Investments, on the terms described in
Section 2.13(i)). The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence and continuance of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower promptly after all Events of Default have been cured or waived.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      Each of Holdings and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

      SECTION 3.01. ORGANIZATION; POWERS. Holdings, the Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its material property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

      SECTION 3.02. AUTHORIZATION. The execution, delivery and performance by
(a) each Loan Party of each of the Loan Documents and (b) Holdings of the Recapitalization Agreement, and the consummation of the Recapitalization, the making and consummation of the Debt Tender Offer and the other transactions contemplated by the Recapitalization Agreement, the other agreements entered into connection therewith and the Loan Documents (including the Borrowings hereunder) (collectively, the "TRANSACTIONS") (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not
(x) violate (A) any provision of law, statute, rule or regulation (except where such violation could not reasonably be expected to have a Material Adverse Effect), (B) the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrower or any Subsidiary or (C) any order of any Governmental Authority, (y) be in

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                                                                              46

conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any material indenture, agreement or other instrument to which Holdings, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound (other than the right to require the repurchase of the Subordinated Notes pursuant to the Subordinated Note Documents and except where a waiver or consent has been obtained) or (z) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

      SECTION 3.03. ENFORCEABILITY. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by the each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

      SECTION 3.04. GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages and (c) other immaterial filings or such other filings as have been made or obtained and are in full force and effect.

      SECTION 3.05. FINANCIAL STATEMENTS. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended January 29, 2000, audited by and accompanied by the opinion of Arthur Andersen LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended October 28, 2000, certified by its chief financial officer. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto, if any, disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof required to be disclosed by GAAP. Such financial statements were prepared in accordance with GAAP applied on a consistent basis (subject to, in the case of such quarterly statements, year-end audit adjustments and the absence of footnotes).

      (b) The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet and statement of income as of October 28, 2000, prepared giving effect to the Transactions and the pro forma increase in the Borrower's ownership interest in Chroma Systems Partners as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the 12-month period ending on such date. Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by the Borrower on the date hereof and on the Closing Date to be reasonable), are based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect all material adjustments required to be made to give effect to the Transactions and present fairly in all material respects on a pro forma basis the estimated

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                                                                              47

consolidated financial position of the Borrower and its consolidated Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

      SECTION 3.06. NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of Holdings, the Borrower and the Subsidiaries, taken as a whole, since January 29, 2000.

      SECTION 3.07. TITLE TO PROPERTIES; POSSESSION UNDER LEASES. (a) Each of Holdings, the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for minor defects in title that could not be reasonably expected to have a Material Adverse Effect. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

      (b) Each of Holdings, the Borrower and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect, except where the failure so to comply or be in effect could not be reasonably expected to have a Material Adverse Effect. Each of Holdings, the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

      (c) None of Holdings, the Borrower or any Subsidiary Guarantor has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

      (d) None of Holdings, the Borrower or any Subsidiary Guarantor is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

      SECTION 3.08. SUBSIDIARIES. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of Holdings or the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and, to the extent constituting shares of a corporation, non-assessable, and are owned by Holdings or the Borrower, directly or indirectly, free and clear of all Liens (other than Liens expressly permitted by Section 6.02).

      SECTION 3.09. LITIGATION; COMPLIANCE WITH LAWS. (a) Except as set forth on
Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened in writing against or affecting Holdings or the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

      (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

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                                                                              48

      SECTION 3.10. AGREEMENTS. None of Holdings, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Material Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.11. FEDERAL RESERVE REGULATIONS. (a) None of Holdings, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

      (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

      SECTION 3.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. None of Holdings, the Borrower or any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      SECTION 3.13. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

      SECTION 3.14. TAX RETURNS. Except as set forth on Schedule 3.14, each of Holdings, the Borrower and the Subsidiaries has filed or caused to be filed all Federal tax returns and all material state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all material taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

      SECTION 3.15. NO MATERIAL MISSTATEMENTS. None of the written information (including the Confidential Information Memorandum), reports, financial statements, exhibits or schedules (in each case, insofar as they concern Holdings or any of its subsidiaries) furnished by or on behalf of Holdings or any of its subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (when taken as a whole) contained, contains or will contain (as of the date furnished) any material misstatement of fact or omitted, omits or will omit to state (as of the date furnished) any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading (it being understood that the Confidential Information Memorandum may not discuss material risks associated with the Transactions or with the business or operations of Holdings, the Borrower and the Subsidiaries); PROVIDED that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Holdings and the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and that no assurance can be given that such projections will be realized).

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                                                                              49

      SECTION 3.16. EMPLOYEE BENEFIT PLANS. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

      SECTION 3.17. ENVIRONMENTAL MATTERS. (a) Except as set forth in Schedule
3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

      (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

      SECTION 3.18. INSURANCE. Schedule 3.18 sets forth a true, complete and correct description of all material insurance coverage maintained by the Borrower or by the Borrower for its Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

      SECTION 3.19. SECURITY DOCUMENTS. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Collateral Agent with endorsements in blank, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person.

      (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property, as defined in the Security Agreement), and to the extent that a security interest therein may be perfected by filing, in each case

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                                                                              50

prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

      (c) When the Security Agreement is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other person (other than with respect to holders of Liens expressly permitted by Section 6.02) (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof).

      (d) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(d), the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

      SECTION 3.20. LOCATION OF REAL PROPERTY. Schedule 3.20 lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Subsidiary Guarantors and the addresses thereof. The Borrower and the Subsidiary Guarantors own in fee all the real property set forth on Schedule 3.20.

      SECTION 3.21. LABOR MATTERS. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. The hours worked by and payments made to employees of Holdings, the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except where such violation, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All payments due from Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary, except where the failure to do the same could not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound.

      SECTION 3.22. SOLVENCY. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of the Loan Parties on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Loan Parties on a consolidated basis, measured on a going-concern basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as

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such debts and liabilities become absolute and matured; and (d) the Loan Parties on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

      SECTION 3.23. SENIOR INDEBTEDNESS. The Obligations constitute "Senior Indebtedness" under and as defined in the Subordinated Note Documents.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

      The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction (or waiver) of the following conditions:

      SECTION 4.01. ALL CREDIT EVENTS. On the date of each Borrowing, including on the date of each issuance, amendment, extension or renewal of a Letter of Credit, but excluding the continuation or conversion of the Interest Period with respect to an outstanding Borrowing (each such event being called a "CREDIT EVENT"):

      (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.22(b).

      (b) The representations and warranties set forth in Article III hereof and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

      (c) At the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

      Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower and Holdings on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

      SECTION 4.02. FIRST CREDIT EVENT. On the Closing Date:

            (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of
      (i) Kirkland & Ellis, counsel for Holdings and the Borrower, substantially to the effect set forth in Exhibit I-1, and (ii) each local counsel listed on Schedule 4.02(a), substantially to the effect set forth in Exhibit I-2, in each case (A) dated the Closing Date, (B) addressed to the Issuing Bank, the Administrative

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                                                                              52

      Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and Holdings and the Borrower hereby request such counsel to deliver such opinions.

            (b) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request.

            (c) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

            (d) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

            (e) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding Equity Interests of the Borrower and the Subsidiaries shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such Equity Interests, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent; PROVIDED that to the extent to do so would cause adverse tax consequences to the Borrower, (i) neither the Borrower nor any Domestic Subsidiary shall be required to pledge more than 65% of the voting stock of any Foreign Subsidiary and (ii) no Foreign Subsidiary shall be required to pledge the Equity Interests of any of its Subsidiaries.

            (f) The Security Agreement shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing

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                                                                              53

      statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral (to the extent that a security interest therein may be perfected by filing, registering or recording and subject to any Lien expressly permitted by Section 6.02) described in such agreement shall have been delivered to the Collateral Agent.

            (g) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) in which the chief executive office of each such person is located, any offices of such persons in which records have been kept relating to accounts receivable and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been released.

            (h) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower.

            (i) (i) Each of the Security Documents, in form and substance satisfactory to the Lenders, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under Section 6.02, (iii) each of such Security Documents shall have been filed and recorded in the recording office as specified on
      Schedule 3.19(d) (or a lender's title insurance policy, in form and substance acceptable to the Collateral Agent, insuring such Security Document as a first lien on such Mortgaged Property (subject to any Lien permitted by Section 6.02) shall have been received by the Collateral Agent) and, in connection therewith, the Collateral Agent shall have received evidence satisfactory to it of each such filing and recordation and (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be requested by the Collateral Agent and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under
      Section 6.02, together with such surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Collateral Agent or the Lenders.

            (j) Each of the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

            (k) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by
      Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise

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                                                                              54

      amended to include a customary lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

            (l) Holdings shall have received the Sponsor Equity Contribution and shall have contributed all such proceeds to the Borrower in the form of equity, as provided in the Recapitalization Agreement (without giving effect to any waiver of any material terms or conditions of the Recapitalization Agreement not approved by the Required Lenders) and the Rollover Equity Contribution shall have been made. The Administrative Agent shall have received copies of the Recapitalization Agreement and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as being complete and correct. The Lenders shall be reasonably satisfied with the capitalization, structure and equity ownership of the Borrower after giving effect to the Transactions.

            (m) The Lenders shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which the Borrower and the Subsidiaries may be subject immediately before giving effect to the Transactions and the plans of the Borrower with respect thereto.

            (n) All principal, interest, fees and other amounts due or outstanding under the Existing Credit Agreement shall have been repaid in full, all commitments thereunder terminated and all guarantees thereof and security therefor released and, after giving effect to the Transactions and the other transactions contemplated hereby, Holdings, the Borrower and its Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (i) Indebtedness under the Loan Documents, (ii) the Subordinated Notes existing after consummation of the Debt Tender Offer and (iii) other Indebtedness permitted pursuant to Section 6.01.

            (o) The Lenders shall have received the financial statements referred to in Section 3.05 and the financial statements as of and for the portion of the fiscal year ended October 28, 2000 referred to therein shall not be materially inconsistent with the forecasts therefor previously provided to the Lenders.

            (p) The Lenders shall have received a solvency letter, in form and substance and from an independent investment banking or valuation firm satisfactory to the Administrative Agent, as to the solvency of Holdings, the Borrower and the Subsidiaries on a consolidated basis after giving effect to the Transactions.

            (q) All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required and to the extent material; all applicable appeal periods shall have expired and there shall be no litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

            (r) The Borrower shall have repurchased (or contemporaneously with the first Credit Event shall purchase) all of the issued and outstanding Subordinated Notes tendered (and not withdrawn) pursuant to the Debt Tender Offer (and, if fewer than all such Subordinated

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                                                                              55

      Notes shall have been so purchased, the Subordinated Note Documents shall have been amended as provided in the Debt Tender Offer), all in accordance with applicable law and on terms reasonably satisfactory to the Lenders.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

      Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts (other than contingent indemnification obligations which are not due and payable) payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and will cause each of the Subsidiaries to:

      SECTION 5.01. EXISTENCE; BUSINESSES AND PROPERTIES. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

      (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted (except where the failure to do so could not reasonably be expected to have a Material Adverse Effect); and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (ordinary wear and tear and damages by casualty excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

      SECTION 5.02. INSURANCE. (a) Keep its insurable material properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

      (b) Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender's loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence and during the continuance of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to

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                                                                              56

provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies or certificates evidencing such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

      (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require, to comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

      (d) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $2,500,000, naming the Collateral Agent as an additional insured, on forms reasonably satisfactory to the Collateral Agent.

      SECTION 5.03. OBLIGATIONS AND TAXES. Except as set forth on Schedule 3.14, pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful material claims for labor, materials and supplies or otherwise that, in each case, if unpaid, would give rise to a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

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      SECTION 5.04. FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the
Borrower, furnish to the Administrative Agent (and the Administrative Agent will furnish to each Lender):

            (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year and for the consolidated budget for such fiscal year, in the case of such financial statements, audited by Arthur Andersen LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

            (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter (other than with respect to statements of cash flows) and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year and for the consolidated budget for such fiscal year, in the case of such financial statements certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

            (c) within 30 days after the end of the first two fiscal months of each fiscal quarter, its consolidated balance sheet and related statements of income and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries during such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

            (d) (i) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer (A) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (B) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.10, 6.11, 6.12 and 6.13 and (C) if either a Private Equity Issuance or an issuance of Equity Interests described in clause (e) of the definition of the term "Equity Issuance" shall have occurred during the period covered by such certificate, a description of the amount and the use of proceeds thereof, and, in the case of a certificate delivered with the financial

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                                                                              58

      statements required by paragraph (a) above, setting forth the Borrower's calculation of Excess Cash Flow and the Borrower's Share of Excess Cash Flow; (ii) concurrently with the delivery of financial statements under paragraph (a) above, a written statement of the accounting firm opining on such statements stating that (A) their audit has included a reading of the terms of this Agreement and the other Loan Documents as they relate to the covenants contained in Sections 6.10, 6.11, 6.12 and 6.13, and (B) no Default or Event of Default has occurred with respect to the covenants contained in Sections 6.10, 6.11, 6.12 or 6.13 or accounting matters, or if such a Default or Event of Default has occurred, specifying the nature thereof, provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination; and
      (iii) concurrently with the delivery of financial statements under paragraph (b) above, management's discussion and analysis of the most important operational and financial developments during the quarterly period covered by such statements;

            (e) within 30 days after the commencement of each fiscal year of the Borrower commencing on or after January 26, 2002, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget presented to the board of directors of Holdings or the Borrower;

            (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

            (g) promptly after the receipt thereof by Holdings or the Borrower or any of their respective subsidiaries, a copy of any "management letter" from its certified public accountants and the management's response thereto; and

            (h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent, on behalf of any Lender, may reasonably request.

      SECTION 5.05. LITIGATION AND OTHER NOTICES. Furnish to the Administrative Agent (and the Administrative Agent will furnish to the Issuing Bank and each Lender) prompt written notice of the following:

            (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

            (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Holdings, the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect; and

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                                                                              59

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $1,000,000; and

            (d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

      SECTION 5.06. INFORMATION REGARDING COLLATERAL. Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. Holdings and the Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral which was previously perfected by filing. Holdings and the Borrower also agree promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

      SECTION 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrower will, and will cause each of its subsidiaries to, permit, during regular business hours and upon reasonable prior notice by the Administrative Agent, any representatives of the Administrative Agent or any Lender to visit and inspect (at such Lender's expense, except in the case of visits and inspections by the Administrative Agent) the financial records (other than materials protected by the attorney-client privilege and materials which such person may not disclose without violation of a confidentiality obligation binding upon it) and the properties of Holdings, the Borrower or any Subsidiary and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of Holdings, the Borrower or any Subsidiary with the officers thereof and independent accountants therefor, so long as afforded an opportunity to be present. It is understood that so long as no Event of Default has occurred and is continuing, such visits and inspections shall be coordinated through the Administrative Agent.

      SECTION 5.08. USE OF PROCEEDS. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

      SECTION 5.09. FURTHER ASSURANCES. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause any

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subsequently acquired or organized Domestic Subsidiary to execute a Subsidiary
Guarantee Agreement and each applicable Security Document in favor of the Collateral Agent. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Borrower and its Domestic Subsidiaries (including real and other properties acquired by the Borrower and its Domestic Subsidiaries subsequent to the Closing Date)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section.

      SECTION 5.10. INTEREST RATE PROTECTION. No later than the 180th day after the Closing Date, the Borrower shall enter into, and for a minimum of three years thereafter maintain, Hedging Agreements reasonably acceptable to the Administrative Agent that results in at least 33% of the aggregate principal amount of the Term Loans being effectively subject to a fixed or maximum interest rate reasonably acceptable to the Administrative Agent.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

      Each of Holdings and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable (other than contingent indemnification obligations which are not due and payable) under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, neither Holdings nor the Borrower will, nor will they cause or permit any of the Subsidiaries to:

      SECTION 6.01. INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness existing on the date hereof and set forth in
      Schedule 6.01;

            (b) Indebtedness created hereunder and under the other Loan
      Documents;

            (c) intercompany Indebtedness of Holdings and its subsidiaries to the extent permitted by Section 6.04;

            (d) the Subordinated Notes, to the extent not repurchased in the Debt Tender Offer;

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                                                                              61

            (e) Indebtedness acquired or assumed by the Borrower or any Subsidiary in connection with any Permitted Acquisition in an aggregate principal amount not in excess of $15,000,000 at any time outstanding; PROVIDED that such Indebtedness existed at the time of such Permitted Acquisition and was not created in connection therewith or in contemplation thereof;

            (f) Capital Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(g), not in excess of $5,000,000 at any time outstanding;

            (g) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any real property, fixed or capital assets; PROVIDED that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(g), when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to Section 6.01(f) shall not exceed $5,000,000 at any time outstanding;

            (h) Indebtedness under performance, bid, surety, statutory or appeal bonds or with respect to workers' compensation claims, in each case incurred in the ordinary course of business;

            (i) Indebtedness incurred by Foreign Subsidiaries in an aggregate principal amount not exceeding $12,000,000 at any time outstanding;

            (j) Permitted Seller Paper in an aggregate principal amount not to exceed $15,000,000 at any time outstanding;

            (k) unsecured subordinated Indebtedness of the Borrower or Holdings (which may be Guaranteed by any Loan Party on a subordinated basis) the proceeds of which are used to finance the cash consideration payable in a Permitted Acquisition (including the refinancing of Indebtedness of the Acquired Entity and the payment of related fees and expenses) so long as
      (i) such Indebtedness requires no scheduled payments of principal prior to the date that is one year after the Tranche B Maturity Date, (ii) such Indebtedness (and any Guarantees thereof) are subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent,
      (iii) the other material terms and conditions thereof are reasonably acceptable to the Administrative Agent and (iv) the aggregate principal amount thereof shall not exceed $15,000,000 (plus the amount of any interest thereon paid in kind or otherwise capitalized and added thereto) at any time outstanding;

            (l) Indebtedness of Holdings issued to employees, consultants, officers or directors of Holdings or any of its subsidiaries as consideration for the repurchase or redemption of Equity Interests in Holdings from such person ("MANAGEMENT NOTES") so long as (i) such Indebtedness does not impose any financial or other "maintenance" covenants on Holdings or any of its subsidiaries and (ii) such Indebtedness is subordinated to the Obligations on terms no less favorable to the Lenders than those set forth in Exhibit J;

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                                                                              62

            (m) Indebtedness incurred in connection with the financing in the ordinary course of business of insurance premiums with respect to coverage required to be maintained under Section 5.02;

            (n) Indebtedness consisting of the deferred purchase price paid in respect of any Permitted Acquisition;

            (o) Indebtedness incurred to extend, renew or refinance Indebtedness described in paragraph (a), (e), (g) or (k) above ("REFINANCING INDEBTEDNESS") so long as (i) such Refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being extended, renewed or refinanced, plus the amount of any interest, premiums or penalties required to be paid thereon plus fees and expenses associated therewith, (ii) such Refinancing
      Indebtedness has a later or equal final maturity and a longer or equal weighted average life to maturity than the Indebtedness being extended, renewed or refinanced, (iii) if the Indebtedness being extended, renewed or refinanced is subordinated to the Obligations, the Refinancing Indebtedness is subordinated to the Obligations on terms no less favorable to the Lenders than the Indebtedness being extended, renewed or refinanced, (iv) only the obligors in respect of the Indebtedness being extended, renewed or refinanced may become obligated with respect to such Refinancing Indebtedness and (v) the covenants, events of default and other non-pricing provisions of the Refinancing Indebtedness, when taken as a whole, shall be materially no less favorable to the Lenders than those contained in the Indebtedness being extended, renewed or refinanced; and

            (p) other unsecured Indebtedness of the Borrower or the Subsidiaries in an aggregate principal amount not exceeding $5,000,000 at any time outstanding.

      SECTION 6.02. LIENS. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

            (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; PROVIDED that such Liens shall secure only those obligations which they secure on the date hereof and extensions, renewals and replacements thereof permitted hereunder;

            (b) any Lien created under the Loan Documents;

            (c) any Lien existing on any property or asset prior to the acquisition (including, indirectly, pursuant to a Permitted Acquisition) thereof by the Borrower or any Subsidiary; PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition and
      (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary;

            (d) Liens for taxes, assessments, charges or other governmental levies not yet due or which are being contested in compliance with Section
      5.03 or are not required to have been paid pursuant to Section 5.03;

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                                                                              63

            (e) carriers', warehousemen's, landlord's, mechanics', materialmen's, repairmen's, shippers' or other like Liens arising in the ordinary course of business and securing obligations that are not yet delinquent or which are being contested in compliance with Section 5.03 or are not required to have been paid pursuant to Section 5.03;

            (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

            (g) deposits to secure the performance of tenders, leases, bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), public or statutory obligations, contractual or warranty requirements, surety and appeal bonds, performance and bid bonds and other obligations of a like nature incurred in the ordinary course of business;

            (h) (i) zoning restrictions, easements, covenants, rights-of-way, restrictions on use of real property and other similar encumbrances affecting the use of property which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and (ii) any other Lien or exception to coverage described in the mortgage policies of title insurance or surveys issued in favor of and accepted by the Collateral Agent with respect to the Mortgaged Property;

            (i) purchase money security interests in real property, improvements thereto or equipment or other fixed or capital assets hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; PROVIDED that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

            (j) Liens arising out of judgments or awards not constituting an Event of Default;

            (k) any interest or title of a licensor, sublicensor, lessor or sublessor under any lease agreement;

            (l) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

            (m) Liens on assets of Foreign Subsidiaries; PROVIDED that (i) such Liens do not extend to, or encumber, assets which constitute Collateral or the Equity Interests of the Borrower or any of the Subsidiaries, and (ii) such Liens extending to the assets of any

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                                                                              64

      Foreign Subsidiary secure only Indebtedness incurred by such Foreign Subsidiary pursuant to Section 6.01(i);

            (n) bankers' liens and rights of setoff with respect to customary depository arrangements entered into in the ordinary course of business;

            (o) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition;

            (p) Liens arising from precautionary UCC financing statements regarding operating leases or consignments, PROVIDED that such Liens extend solely to the assets subject to such leases or consignments;

            (q) Liens securing Refinancing Indebtedness, to the extent that the Indebtedness being refinanced was originally secured in accordance with this Section 6.02; PROVIDED that such Lien does not apply to any additional property or assets of the Borrower or any Subsidiary;

            (r) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

            (s) Liens in favor of customs and revenues authorities which secure payment of customs duties in connection with the importation of goods;

            (t) Liens deemed to exist in connection with Permitted Investments of the type described in clause (d) of the definition of such term; and

            (u) Liens (other than Liens securing Indebtedness for money borrowed), PROVIDED that such Liens do not secure obligations in excess of $2,500,000 at any one time.

      SECTION 6.03. SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale of such property is permitted by Section 6.05 and (ii) any Capital Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, respectively.

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      SECTION 6.04. INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person (with the value of any investment, loan or advance at any time being deemed to equal to the initial amount thereof, less any return of capital or principal thereon and without giving effect to any write-down or write-off thereof), except:

            (a) (i) investments by Holdings, the Borrower and the Subsidiaries existing on the date hereof in the Equity Interests of the Borrower and the Subsidiaries and (ii) additional investments by Holdings, the Borrower and the Subsidiaries in the Equity Interests of the Borrower and the Subsidiaries; PROVIDED that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Pledge Agreement (subject to the limitations applicable to voting stock of a Foreign Subsidiary referred to in Section 4.02(e)) and (B) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, Subsidiaries that are not Loan Parties pursuant to this clause (B) shall not exceed the sum of $5,000,000 plus the Net Cash Proceeds of Private Equity Issuances attributable thereto at any time outstanding;

            (b) Permitted Investments;

            (c) loans or advances made by the Borrower to any Subsidiary and made by the Borrower or any Subsidiary to Holdings, the Borrower or any other Subsidiary; PROVIDED that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Pledge Agreement and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in paragraph (a) above;

            (d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers;

            (e) the Borrower and the Subsidiaries may make loans and advances to their respective employees so long as the aggregate principal amount thereof at any time outstanding shall not exceed $500,000;

            (f) the Borrower may enter into Hedging Agreements that (i) are required by Section 5.10 or (ii) are not speculative in nature;

            (g) the Borrower or any Subsidiary may acquire (by merger, consolidation or otherwise) all or substantially all the assets of a person or line of business of such person, or not less than 100% of the Equity Interests of a person (referred to herein as the "ACQUIRED ENTITY"); PROVIDED that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests, or proxy contest initiated, by Holdings, the Borrower or any Subsidiary; (ii) the Acquired Entity shall be in a similar, ancillary, related or supportive line of business as that of the Borrower and the Subsidiaries as conducted during the current and most recent calendar year; and (iii) at the time of such transaction (A) both before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing; (B) the Borrower would be in Pro Forma Compliance; (C) after giving effect to such

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      acquisition, there must be at least $7,500,000 of unused and available
      Revolving Credit Commitments; and (D) the aggregate of the consideration paid in connection with such acquisition and any related acquisitions pursuant to this Section 6.04(g) (including any deferred purchase price and any Indebtedness of the Acquired Entity that is assumed by the Borrower or any Subsidiary following such acquisition) shall not in the aggregate exceed $35,000,000 plus the Borrower's Share of Excess Cash Flow plus the Net Cash Proceeds of Private Equity Issuances attributable thereto (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04(g) being referred to herein as a "PERMITTED ACQUISITION").

            (h) the Borrower and its Subsidiaries may make and hold investments in their respective Foreign Subsidiaries to the extent that such investments arise from the sale of inventory in the ordinary course of business by the Borrower or such Subsidiary to such Foreign Subsidiaries for resale by such Foreign Subsidiaries (including any such investments resulting from the extension of the payment terms with respect to such sales);

            (i) Holdings may acquire and hold obligations of one or more officers or other employees of Holdings or its Subsidiaries in connection with such officers' or employees' acquisition of shares of Holdings Equity Interests, so long as no cash is paid by Holdings or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

            (j) Holdings, the Borrower and the Subsidiaries may receive and own securities or other investments acquired pursuant to dispositions permitted by Section 6.05;

            (k) Holdings, the Borrower and the Subsidiaries may make pledges and deposits permitted under Section 6.02;

            (l) investments consisting of endorsements for collection or deposit in the ordinary course of business;

            (m) investments consisting of accounts receivable, payments, other credits and other investments and extensions of credit arising in the ordinary course of business (including, without limitation, endorsement of negotiable instruments);

            (n) the Borrower and the Subsidiaries may create new Subsidiaries so long as they comply with the applicable provisions of this Agreement and the other Loan Documents, including Section 5.09; and

            (o) investments, loans and advances existing on the Closing Date and set forth on Schedule 6.04;

            (p) investments resulting from intercompany mergers, consolidations and asset sales to the extent permitted by Section 6.05;

            (q) Holdings may acquire Indebtedness of consultants, officers, directors or employees (or their respective Family Group members) in connection with the issuance to such consultants, officers, directors or employees (or their respective Family Group members) of Equity Interests of Holdings; and

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                                                                              67

            (r) in addition to investments permitted by paragraphs (a) through
      (q) above, additional investments, loans and advances by the Borrower and the Subsidiaries (other than investments, loans and advances to Foreign Subsidiaries) so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (r) does not exceed $7,000,000 plus the Net Cash Proceeds of Private Equity Issuances attributable thereto, in the aggregate.

      SECTION 6.05. MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS.
(a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (i) the Borrower and any Subsidiary may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales and (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (x) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (y) any Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and, in the case of clauses (x) and (y), no person other than the Borrower or a wholly owned Subsidiary receives any consideration (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party) and (z) the Borrower and the Subsidiaries may make acquisitions or purchases of inventory, materials, equipment and real property in the ordinary course and acquisitions and investments permitted under Section 6.04.

      (b) Engage in any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 75% of which is cash,
(ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed $5,000,000 in the aggregate; PROVIDED, HOWEVER, that this clause (iii) shall not apply to Asset Sales of noncore assets acquired in connection with a Permitted Acquisition.

      (c) To the extent that the Required Lenders waive the provisions of this Section with respect to the sale or other disposition of any Collateral, or any Collateral is sold or disposed of as permitted by this Section, such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Loan Documents (other than the Liens on the proceeds of such disposition) and the Administrative Agent shall take such actions (at the sole cost and expense of the Borrower) as are appropriate in connection therewith.

      SECTION 6.06. RESTRICTED PAYMENTS; RESTRICTIVE AGREEMENTS. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement); PROVIDED, however, that (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders, (ii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, Holdings or the Borrower may, or the Borrower may make distributions to Holdings so that Holdings may, repurchase its Equity Interests owned by current or former consultants, officers, directors or employees (or their respective Family Group members) of Holdings, the Borrower or the Subsidiaries upon termination of employment or make payments with respect to Management Notes, PROVIDED that the aggregate amount of cash payments made to repurchase such Equity Interests or on account of such Management Notes shall not exceed (x) in each of the fiscal years commencing on or

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about January 28, 2001 and January 27, 2002, $2,000,000, and (y) in each fiscal year thereafter, $3,000,000, plus, in each case, all amounts not used from each prior fiscal year commencing after the Closing Date, plus the amount of any key man life insurance proceeds received by Holdings or the Borrower, (iii) the Borrower may make Restricted Payments to Holdings (x) in an amount not to exceed $250,000 in any fiscal year, to the extent necessary to pay general corporate and overhead and operating expenses incurred by Holdings in the ordinary course of business and (y) in an amount necessary to pay the Tax liabilities of Holdings directly attributable to (or arising as a result of) the operations of the Borrower and the Subsidiaries; PROVIDED, HOWEVER, that (A) the amount of such dividends shall not exceed the amount that the Borrower and the Subsidiaries would be required to pay in respect of Federal, State and local taxes were the Borrower and the Subsidiaries to pay such taxes as stand-alone taxpayers and (B) all Restricted Payments made to Holdings pursuant to this clause (iii) are used by Holdings for the purposes specified herein within 30 days of the receipt thereof and (iv) the Recapitalization and dividends to make any payments required to be made pursuant to the Recapitalization Documents shall be permitted, (v) noncash repurchases of Equity Interests deemed to occur upon the exercise of options or warrants to the extent that the value thereof represents all or a portion of the exercise price shall be permitted and (vi) repurchases of Equity Interests of Holdings with the proceeds of a substantially concurrent issuance of Equity Interests of Holdings shall be permitted.

      (b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations and any refinancing thereof, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; PROVIDED that
(A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, PROVIDED such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(C) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to leases, licenses, secured Indebtedness or other Liens permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or subject to such lease, license or Lien, (E) clause (i) of the foregoing shall not apply to Indebtedness permitted to be outstanding under
Section 6.01(a) or 6.01(e) (and Refinancing Indebtedness in respect thereof), PROVIDED that such restrictions and conditions are not made materially more onerous than they are on the Closing Date (or, in the case of Section 6.01(e), the date of incurrence thereof), (F) clauses (i) and (ii) of the foregoing shall not apply to Indebtedness incurred under Section 6.01(k), PROVIDED that such restrictions and conditions are no more onerous than those contained herein, and
(G) clause (i) of the foregoing shall not apply to provisions in leases and other contracts restricting the assignment thereof.

      SECTION 6.07. TRANSACTIONS WITH AFFILIATES. Except for transactions by or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that Holdings, the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not materially less favorable to Holdings, the

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Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, PROVIDED that in any event the following shall be permitted:

            (a) the transactions (including the payment of fees and expenses in connection therewith) contemplated by the Recapitalization Documents and the Loan Documents;

            (b) Holdings, the Borrower and the Subsidiaries may pay customary fees to, and the out-of-pocket expenses of their respective boards of directors, and may provide customary indemnities for the benefit of members of such boards of directors;

            (c) the making of any payments permitted pursuant to Section 6.06;

            (d) the payment of management fees in an aggregate amount not to exceed $500,000 in any fiscal year, plus the out-of-pocket expenses of the Sponsors in connection with the providing of services to Holdings and its subsidiaries from time to time and indemnities in connection therewith;

            (e) investments in, and loans and advances to, Subsidiaries, that are expressly permitted by Section 6.04; and

            (f) customary compensation paid to, and indemnity provided on behalf of, officers, employees or consultants of Holdings or any of its subsidiaries.

      SECTION 6.08. BUSINESS OF HOLDINGS, BORROWER AND SUBSIDIARIES. (a) With respect to Holdings, engage in any business activities or have any material assets or material liabilities other than its ownership of the Equity Interests of the Borrower, its other activities expressly permitted hereunder and liabilities incidental thereto, including its liabilities pursuant to the Pledge Agreement and the Parent Guarantee Agreement.

      (b) With respect to the Borrower and its Subsidiaries, engage at any time in any material business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto or supportive thereof.

      SECTION 6.09. OTHER INDEBTEDNESS AND AGREEMENTS. (a) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Subordinated Indebtedness of Holdings, the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would reasonably be expected to materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner reasonably expected to be materially adverse to Holdings, the Borrower, any of the Subsidiaries or the Lenders.

      (b) Permit any waiver, supplement, modification, amendment, termination or release of the Recapitalization Agreement or the Debt Tender Offer, to the extent that any such waiver, supplement, modification, amendment, termination or release would, in the reasonable judgment of the Required Lenders, be adverse to the interest of the Lenders in any material respect, without the consent of the Required Lenders.

      (c) (i) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of interest as and when due or overdue (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness incurred pursuant to Section 6.01(k) or any Refinancing Indebtedness in respect thereof (provided that the foregoing shall not prohibit a refinancing of such Indebtedness with Equity Interests or the proceeds of Refinancing Indebtedness or Equity Interests), or
(ii) pay in cash any amount in respect of any Indebtedness (other than Management Notes, to the extent permitted by Section 6.06(a)) or preferred Equity Interests that may at the obligor's option be paid in kind or in other securities.

      SECTION 6.10. CAPITAL EXPENDITURES. Permit the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries in any fiscal year to exceed $16,000,000 (the "ANNUAL LIMIT"). Notwithstanding the foregoing, commencing with the fiscal year ending on or about January 26, 2002, the amount of Capital Expenditures permitted to be made in any fiscal year shall be increased (but not decreased) by the amount, if any, by which the Annual Limit exceeds the aggregate amount of Capital Expenditures for the immediately preceding fiscal year.

      SECTION 6.11. INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ending during any period set forth below to be less than the ratio set forth opposite such date or period below:

            PERIOD                                                  RATIO
            ------                                                  ------

      From and including the Closing Date to and including       2.65 to 1.00
      January 26, 2002

      From and including January 27, 2002 to and including       2.90 to 1.00
      July 27, 2002

      From and including July 28, 2002 to and including          3.20 to 1.00
      January 25, 2003

      From and including January 26, 2003 to and including       3.50 to 1.00
      July 26, 2003

      From and including July 27, 2003 to and including          3.75 to 1.00
      January 31, 2004

      From and including February 1, 2004 to and including       4.00 to 1.00
      January 29, 2005

      From and including January 30, 2005 to and including       4.50 to 1.00
      January 28, 2006

      Thereafter                                                 5.00 to 1.00

      SECTION 6.12. FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period (commencing with the fiscal quarter ending on or about April 28, 2001), to be less than 1.10 to 1.00.

      SECTION 6.13. MAXIMUM LEVERAGE RATIO. Permit the Leverage Ratio as of the last day of any fiscal quarter ending on a date or during a period set forth below to be greater than the ratio set forth opposite such date or period below:

            DATE OR PERIOD                                          RATIO
            --------------                                          -----

      From and including the Closing Date to and including       3.80 to 1.00
      July 28, 2001

      October 27, 2001                                           3.70 to 1.00

      From and including October 28, 2001 to and including       3.60 to 1.00
      April 27, 2002

      July 27, 2002                                              3.40 to 1.00

      October 26, 2002                                           3.20 to 1.00

      January 25, 2003                                           2.90 to 1.00

      April 26, 2003                                             2.80 to 1.00

      July 26, 2003                                              2.70 to 1.00

      October 25, 2003                                           2.60 to 1.00

      January 31, 2004                                           2.40 to 1.00

      From and including February 1, 2004 to and including       2.25 to 1.00
      October 30, 2004

      Thereafter                                                 2.00 to 1.00

      SECTION 6.14. FISCAL YEAR. With respect to Holdings and the Borrower, change their fiscal year-end to a date other than the last Saturday of January of each year.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

      In case of the happening of any of the following events ("EVENTS OF DEFAULT"):

      (a) any representation or warranty made or deemed made herein or in any other Loan Document or in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

      (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

      (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

      (d) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.08 or in Article VI;

      (e) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

      (f) Holdings, the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable, after any applicable grace period, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after any applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; PROVIDED that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

      (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any Subsidiary, or of a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of Holdings, the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

      (h) Holdings, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in
(g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

      (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000, which amount is not covered by insurance or indemnity (PROVIDED that in the event such a judgment is covered by insurance or indemnity, the Administrative Agent is provided with satisfactory evidence that the insurance provider or the indemnitor will provide the coverage or indemnity relating thereto) shall be rendered against Holdings, the Borrower, any Subsidiary or any combination thereof and the same shall remain unvacated or undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed or bonded pending appeal (or in any event later than five days prior to the date of any sale thereunder);

      (j) an ERISA Event shall have occurred that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $3,500,000;

      (k) any Guarantee under any Guarantee Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under its Guarantee Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

      (l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except, in each case, as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy; or

      (m) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to Holdings or the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of the Required Lenders, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings or the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                  ARTICLE VIII

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

      Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "AGENTS") its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

      The bank serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

      Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Holdings, the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

      Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

      Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with, and with the consent of the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent, in consultation with, and with the consent of (so long as no Event of Default has occurred and is continuing) the Borrower (which consent will not be unreasonably withheld), may on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a Lender and a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.
      Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

      SECTION 9.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to the Borrower or Holdings, to it at 311 Smith Industrial Boulevard, Dalton, Georgia 30722, Attention of Darrel McCay (Telecopy No. 706-259-2125), with copies to Bank of America Capital Investors, at 231 South LaSalle Street, Chicago, IL 60697, Attention of Jason Mehring (Telecopy No. 312-828-6298), Oaktree Capital Management, LLC, at 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention of Richard Goldstein (Telecopy No. 213-830-6394), and Kirkland & Ellis, at 200 East Randolph Drive, Chicago, IL 60601, Attention of Chris Butler (Telecopy No. 312-861-2200);

            (b) if to the Administrative Agent, to Credit Suisse First Boston, Eleven Madison Avenue, New York, NY 10010, Attention of Agency Group (Telecopy No. (212) 325-8309; and

            (c) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

      SECTION 9.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount (other than contingent indemnity obligations which are not due and payable) payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding (unless collateralized or backstopped on terms satisfactory to the Issuing Bank) and so long as the Commitments have not been terminated. The provisions of Sections 2.14,

2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.

      SECTION 9.03. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

      SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Holdings, the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

      (b) Each Lender may assign to one or more Eligible Transferees all or a portion of its interests, rights and obligations under this Agreement (including all or any portion of any Commitment and any Loans at the time owing to it); PROVIDED, HOWEVER, that (i) except in the case of an assignment to a Lender or an Affiliate or Related Fund of a Lender, (x) the Borrower and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); PROVIDED, HOWEVER, that the consent of the Borrower shall not be required to any such assignment during the continuance of any Event of Default, and (y) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (A) $2,500,000 with respect to the Tranche A Commitments and/or Tranche A Term Loans and the Revolving Commitments and/or Revolving Loans or (B) $1,000,000 with respect to Tranche B Commitments and/or Tranche B Term Loans (or, if less, the entire remaining amount of such Lender's Commitment), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; PROVIDED, HOWEVER, that no such fee shall be payable in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund; and PROVIDED FURTHER that, in the case of contemporaneous assignments by a Lender to more than one fund managed by the same investment advisor (which funds are not then Lenders hereunder), only a single such $3,500 fee shall be payable for all such contemporaneous assignments, and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and the tax forms required by Section 2.20. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid for all times prior to its assignment).

      (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

      (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall

(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Issuing Bank. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

      (f) Each Lender may without the consent of the Borrower, the Issuing Bank or the Administrative Agent sell participations to one or more Eligible Transferees in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing any Guarantor (other than pursuant to a permitted sale or disposition of such Guarantor) or all or substantially all of the Collateral).

      (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED that, prior to any such disclosure of any Information (as defined in Section 9.16), each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such Information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

      (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; PROVIDED that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

      (i) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; PROVIDED that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which

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shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

      (j) Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

      (k) In the event that Standard & Poor's Ratings Service, Moody's Investors Service, Inc., and Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; PROVIDED, HOWEVER, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

      SECTION 9.05. EXPENSES; INDEMNITY. (a) The Borrower and Holdings agree, jointly and severally, to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Issuing Bank in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or

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protection, the fees, charges and disbursements of not more than one counsel for the Administrative Agent, the Collateral Agent and the Lenders (unless any such person asserts in good faith that the nature of its claims requires it to be represented by separate counsel).

      (b) The Borrower and Holdings agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, each Lender, the Issuing Bank and each Related Party of any of the foregoing persons involved in the Transactions (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all actual losses, claims, damages, liabilities and related reasonable out-of-pocket expenses, including the reasonable fees, charges and disbursements of not more than one counsel in each relevant jurisdiction (unless any Indemnitee asserts in good faith that the nature of its claims requires it to be represented by separate counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of any Indemnitee.

      (c) To the extent that Holdings and the Borrower fail to pay any amount required to be paid by them to the Administrative Agent, the Collateral Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent or the Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans and unused Commitments at the time.

      (d) To the extent permitted by applicable law, no party hereto shall assert, and each hereby waives, any claim against any Indemnitee, the Borrower or Holdings, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
      (e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the

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Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank. All
amounts due under this Section 9.05 shall be payable on written demand therefor.

      SECTION 9.06. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or Holdings against any of and all the obligations of the Borrower or Holdings now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document to the extent such obligations are due and payable. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 9.08. WAIVERS; AMENDMENT. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

      (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Holdings and the Required Lenders; PROVIDED, HOWEVER, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) increase or

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extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of
Section 9.04(j), the provisions of this Section or release any Guarantor (other than pursuant to a permitted sale or disposition of such Guarantor) or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (v) change the rights of the Lenders holding Tranche B Term Loans to reject prepayments under Section 2.13(h) without the prior written consent of the Lenders holding a majority of the aggregate outstanding principal amount of the Tranche B Term Loans, (vi) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC, (vii) amend, modify or waive compliance by Holdings or the Borrower with the provisions of Sections 6.05(b), 6.11, 6.12 or 6.13 without the prior written consent of Revolving Lenders holding a majority in interest of the Revolving Credit Commitments, (viii) amend, supplement or otherwise modify the definition of the term "Asset Sale" contained in Section 1.01 without the prior written consent of Revolving Lenders holding a majority in interest of the Revolving Credit Commitments, (ix) if an Event of Default has occurred and is continuing as a result of Holdings', the Borrower's or any Subsidiaries' failure to comply with Section 6.05(b), waive the condition precedent to borrowing contained in Section 4.01(c) as it relates to such Event of Default under
Section 6.05(b) without the prior written consent of Revolving Lenders holding a majority in interest of the Revolving Credit Commitments, or (x) reduce the percentage contained in the definition of the term "Required Lenders" (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments and Revolving Credit Commitments are included on the date hereof); PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or the Issuing Bank.

      SECTION 9.09. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

      SECTION 9.10. ENTIRE AGREEMENT. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof.

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                                                                              84

Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

      SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

      SECTION 9.12. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 9.13. COUNTERPARTS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

      SECTION 9.14. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

      SECTION 9.15. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and

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                                                                              85

determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Holdings or their respective properties in the courts of any jurisdiction.

      (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 9.16. CONFIDENTIALITY. Each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' or Related Funds or investment advisors, officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender, as applicable, making such disclosure shall be responsible for ensuring the confidential treatment of such Information), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, PROVIDED that the Borrower is notified of any such action as soon as practicable, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section, "INFORMATION" shall mean all information received from or on behalf of the Sponsors, the Borrower, Holdings or any of the Subsidiaries or any of such person's attorneys, agents or accountants and related to the Borrower, Holdings or any of the Subsidiaries, other than any such information that was available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to such disclosure. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as a prudent person engaged in the business of such person or following customary procedures for such business would accord its own confidential information.

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              COLLINS & AIKMAN FLOORCOVERINGS, INC.,

                              by /s/ Edgar M. Bridger
                                 -------------------------
                                 Name: Edgar M. Bridger
                                 Title: President

                              CAF HOLDINGS, INC.,

                              by /s/ Edgar M. Bridger
                                 -------------------------
                                 Name: Edgar M. Bridger
                                 Title: President

                              CREDIT SUISSE FIRST BOSTON, individually and as Administrative Agent, Collateral Agent and Issuing Bank,

                              by: /s/ Robert Hetu
                                  -------------------------
                                  Name: Robert Hetu
                                  Title: Director

                              by: /s/ Julia P. Kingsbury
                                  -------------------------
                                  Name: Julia P. Kingsbury
                                  Title: Vice President